Exhibit 10.50

                   MERGER AGREEMENT AND PLAN OF REORGANIZATION

     THIS MERGER AGREEMENT AND PLAN OF REORGANIZATION (this "Agreement") is dated as of August 16, 2006, by and among MedSolutions, Inc., a Texas corporation ("MedSolutions"), SteriLogic Acquisition Subsidiary, Inc., a Texas corporation (the "Merger Sub"), SteriLogic Waste Systems, Inc., a Pennsylvania corporation ("SteriLogic"), Abele-Kerr Investments, LLC, a Delaware limited liability company and the sole shareholder of SteriLogic ("Abele"), and the members of Abele set forth on Exhibit A attached hereto (collectively with Abele, the "Shareholders," and each individually, a "Shareholder").

                                    RECITALS:

     WHEREAS, the respective Boards of Directors of MedSolutions, the Merger Sub and SteriLogic have each approved the merger of SteriLogic into the Merger Sub (the "Merger"), pursuant to the Certificate of Merger set forth in Exhibit B hereto (the "Merger Certificate") and the transactions contemplated hereby, in accordance with the applicable provisions of the statutes of the States of Texas and Pennsylvania, respectively, which permit such a merger, contingent upon satisfaction prior to closing of all of the terms and conditions of this Agreement; and

     WHEREAS, the parties hereto desire to make certain representations, warranties and agreements in connection with completion of the Merger.

     NOW, THEREFORE, in consideration of the foregoing recitals, which shall be considered an integral part of this Agreement, and the covenants, conditions, representations and warranties hereinafter set forth, the parties hereby agree as follows:

                                    ARTICLE I

                                   THE MERGER

     1.01 The  Merger.  At the  Effective  Time (as  hereinafter  defined),  and subject to the terms and conditions of this Agreement and the Merger Certificate, SteriLogic will be merged with and into the Merger Sub, and the Merger Sub will be the Surviving Corporation. For purposes of this Agreement, the term "Surviving Corporation" shall mean the Merger Sub after the consummation of the Merger. The Merger Sub's existence, and all its purposes, powers, and objectives will continue unaffected and unimpaired by the Merger, and as the Surviving Corporation it will be governed by the laws of the State of Texas and succeed to all of SteriLogic's rights, assets, liabilities, and obligations in accordance with the laws of the States of Texas and Pennsylvania, respectively. For federal income tax purposes, it is intended that the Merger shall constitute a reorganization within the meaning of Sections 368(a)(1)(A) and 368(a)(2)(D) of the Internal Revenue Code of 1986, as amended (the "Code"). Notwithstanding any provision of this Agreement to the contrary, for tax and accounting purposes only the Merger shall be deemed to have occurred effective as of July 1, 2006.

     1.02 Closing and Effective Time. Subject to the provisions of this Agreement, the parties hereto shall hold a closing (the "Closing") on (i) the first Business Day (as defined in Article X of this Agreement) on which the last


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of the conditions set forth in Article VII to be fulfilled  prior to the Closing is fulfilled or waived or (ii) such other date as the parties hereto may agree (the "Closing Date"), at such time and place as the parties hereto may agree. Immediately upon the Closing, the parties hereto will cause the Merger Certificate to be filed with the respective offices of the Secretary of State of the State of Texas and the Secretary of State of the State of Pennsylvania in accordance with the applicable provisions of the statutes of such states. Subject to and in accordance with such statutes, the Merger will become effective at the date and time the Certificate of Merger is filed with the latter of the respective offices of the Secretary of State of the State of Texas and the Secretary of State of the State of Pennsylvania (the "Effective Time").

     1.03 Survival of Assets and Liabilities.

     (a) All rights and interests of each of SteriLogic and the Merger Sub in and to every type of property shall be transferred to and vested in the Surviving Corporation by virtue of the Merger without any deed or other transfer. The Surviving Corporation, as of the Effective Time of the Merger and without any order or other action on the part of any court or otherwise, shall hold and enjoy all rights of property, franchises and interests in the same manner and to the same extent as such rights, franchises, and interests were held or enjoyed by each of SteriLogic and the Merger Sub immediately prior to the Effective Time of the Merger.

     (b) After the Effective Time, the Surviving Corporation shall be liable for all liabilities of each of SteriLogic and the Merger Sub, and all debts, liabilities, obligations and contracts of each of SteriLogic and the Merger Sub matured or unmatured, whether accrued, absolute, contingent, or otherwise, and whether or not reflected or reserved against on balance sheets, books of account or records of either SteriLogic or the Merger Sub, as the case may be, shall be those of and are hereby expressly assumed by the Surviving Corporation and shall not be released or impaired by the Merger; and all rights of creditors and other obligees and all liens on property of either SteriLogic or the Merger Sub shall be preserved unimpaired.

     1.04   Conversion  of  Shares  in  the  Merger.   Pursuant  to  the  Merger
Certificate, at the Effective Time, by virtue of the Merger and without any action on the part of any holder of any capital stock of the Merger Sub or any shareholder of SteriLogic, each share of common stock, par value $0.01, of SteriLogic (the "SteriLogic Common Stock") which is issued and outstanding immediately prior to the Effective Time held by shareholders of SteriLogic who do not dissent from the Merger shall be converted into 200 shares of common stock, par value $0.001, of MedSolutions (the "MedSolutions Common Stock"). The shares of MedSolutions Common Stock to be issued pursuant to this Section 1.04 are referred to herein as the "Merger Shares." From and after the Effective Time, no shares of SteriLogic Common Stock shall be deemed to be outstanding, and holders thereof shall cease to have any rights with respect thereto, except as provided herein or by law. All of the Merger Shares will be, when issued in accordance with this Agreement, duly authorized, validly issued, fully paid, nonassessable and free and clear of all liens, claims, pledges, options, adverse claims or charges of any nature whatsoever, except as otherwise set forth in this Agreement.


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     1.05  Cancellation  of SteriLogic  Common Stock.  At the Effective Time, by
virtue of the Merger and without any action on the part of any holder of shares of SteriLogic Common Stock, all outstanding shares SteriLogic Common Stock shall be cancelled.

     1.06 Stock Certificates. At and after the Effective Time, each holder of shares of SteriLogic Common Stock shall be entitled to receive in exchange therefor, upon surrender thereof to MedSolutions, a certificate or certificates representing the number of whole shares of MedSolutions Common Stock into which such holder's shares of SteriLogic Common Stock were converted pursuant to
Section 1.04; provided, however, that certificates for the Merger Shares shall not be physically delivered to the holders of SteriLogic Common Stock until after determination of the Revenues Adjustment Amount and the EBITDA Adjustment Amount (each as defined in Section 1.08 below), if any. At and after the Effective Time, MedSolutions shall be entitled to treat all of the outstanding certificates which prior to that time represented shares of SteriLogic Common Stock, and which have not been surrendered for exchange, as evidencing the ownership of the number of whole shares of MedSolutions Common Stock into which the shares of SteriLogic Common Stock represented by such certificates have been converted as herein provided, notwithstanding the failure to surrender the certificates representing such interests. The provisions of this Section 1.06 shall not apply to any shares of SteriLogic Common Stock in respect of which the holder thereof pursues the remedy of dissent in accordance with 15 Pa.C.S. ss.ss. 1571 through 1580, inclusive, unless and until such holder has exhausted his right of dissent thereunder, at which time the provisions of Sections 1.04,
1.05 and 1.06 of this Agreement shall apply in their entirety thereto.

     1.07 No Fractional Shares. No fractional shares of MedSolutions Common Stock shall be issued in connection with the Merger. In lieu of such fractional shares, any holder who would otherwise be entitled to receive a fraction of a share of MedSolutions Common Stock (after separately aggregating all fractional shares of stock issuable to such holder) shall be issued, in lieu of such fractional shares, cash in the amount equal to the product of the percentage of a share of MedSolutions Common Stock such aggregate fractional shares represent multiplied by $1.50.

     1.08 Cash and Promissory Note. At the Effective Time, MedSolutions shall issue to Abele-Kerr Investments, LLC, to be held in trust for the benefit of all of the shareholders of SteriLogic who do not dissent from the Merger, (a) $50,000 in readily available funds (the "Cash"), and (b) a convertible promissory note (the "Note," and together with the Merger Shares and the Cash, the "Merger Consideration") in the form attached hereto as Exhibit C in the original principal amount of $250,000 with simple interest at the annual rate of 8% accruing from the Effective Time and payable in 12 equal installments of interest only in the amount of $1,666.67 each due monthly beginning on the 30th day after the Effective Time, and 24 equal installments of principal and interest in the amount of $11,306.82 each due monthly thereafter; provided, however, that:

     (a) the principal amount of the Note shall be reduced by a percentage equal to the percentage of shares of SteriLogic Common Stock held by shareholders of SteriLogic who dissent from the Merger; and


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     (b)  beginning  with  the  first  day  of the  first  full  calendar  month immediately succeeding the Effective Time and for 12 months thereafter (the "12-Month Post-Closing Period"), in the event that either

          (1) the amount of MedSolutions' average monthly accrual basis sales (on a consolidated basis) to SteriLogic's customers immediately prior to the Effective Time (the "Existing Customers") or to "Pipeline Customers" (so called herein), as such are set forth on Schedule 1.08, (exclusive of any intercompany sales between and among MedSolutions and its affiliates, and any improvements, fees, price increases or surcharges implemented by MedSolutions or its affiliates during such 12-Month Post-Closing Period) during the 12-Month Post-Closing Period (the "12-Month Post-Closing Average Monthly Gross Revenues") is less than $1,200,000.00, or

          (2) MedSolutions' earnings before interest, taxes, depreciation and amortization on a consolidated basis ("EBITDA") from such Existing Customers and Pipeline Customers (exclusive of any intercompany sales between and among MedSolutions and its affiliates (unless such affiliates were Existing Customers or Pipeline Customers prior to the Effective Time), and any improvements, fees, price increases or surcharges implemented by MedSolutions or its affiliates during such 12-Month Post-Closing Period) (the "12-Month Post-Closing EBITDA") is less than $300,000.00, the greater of

               (i) 1.5 multiplied by the difference between the 12-Month Post-Closing Average Monthly Gross Revenues and $1,200,000.00 and

               (ii) six multiplied by the difference between the 12-Month Post-Closing EBITDA and $300,000.00,

     shall be calculated to obtain an adjustment amount (the "Adjustment Amount"), and such Adjustment Amount shall be deducted from the Merger Consideration as follows: 25% of the Adjustment Amount shall be deducted from the outstanding principal amount of the Note, and 75% of the Adjustment Amount shall be deducted from the Merger Shares, pro rata against each former holder of SteriLogic Common Stock that received Merger Shares in proportion to the percentage of the Merger Shares received by each such holder, at the rate of $1.50 per share; provided further, however, that in no event shall MedSolutions be permitted to deduct more than 400,000 Merger Shares with respect to the Adjustment Amount.

     (c) In the event that MedSolutions ceases to provide goods or services to any Existing Customer during the 12-Month Post-Closing Period, the average monthly revenues received from such Existing Customer by MedSolutions and/or SteriLogic, as the case may be, during the 12 months immediately prior to the date on which MedSolutions ceases to provide such goods or services (exclusive of any improvements, fees, price increases or surcharges implemented by MedSolutions or its affiliates during such period) shall be annualized, and such annualized amount shall be included within the 12-Month Post-Closing Gross Revenues and the 12-Month Post-Closing EBITDA as if such annualized amount was actually received by MedSolutions during the 12-Month Post-Closing Period; provided, however, that such annualized amount shall not be included within the


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12-Month  Post-Closing  Gross Revenues and the 12-Month  Post-Closing  EBITDA if
MedSolutions ceases to provide goods and services to such Existing Customer due to the failure of such Existing Customer to pay any or all amounts due to MedSolutions when and as due.

     (d) The following guidelines shall apply when determining the 12-Month Post Closing EBITDA for purposes of this Section 1.08:

          (i) In the event that MedSolutions merges with or otherwise acquires any Existing Customer during the 12-Month Post-Closing Period, an amount equal to the product of the aggregate amount of revenues received from such Existing Customer by MedSolutions and/or SteriLogic, as the case may be, during the 12-month period immediately preceding the date of the consummation of such merger or other acquisition multiplied by a fraction the numerator of which is the number of days remaining in the 12-Month Post-Closing Period after the date of the consummation of such merger or other acquisition and the denominator of which is 365, shall be included within the 12-Month Post-Closing Gross Revenues and the 12-Month Post-Closing EBITDA as if such amount was actually received by MedSolutions during the remainder of the 12-Month Post-Closing Period after the date of consummation of such merger or other acquisition.

          (ii) In the event that MedSolutions merges with or otherwise acquires any Pipeline Customer during the 12-Month Post-Closing Period, MedSolutions shall credit $10.00 to the 12-Month Post-Closing EBITDA and $15.85 to the 12-Month Post Closing Gross Revenues for each intercompany sale of a reusable medical waste disposal container after the date of the consummation of such merger or other acquisition attributable to the operations acquired from such Pipeline Customer.

          (iii) During the 12-Month Post-Closing Period, except with the consent of Abele to be granted or withheld in its sole discretion, MedSolutions and its Affiliates shall not apply to the Merger Sub for purposes of this
     Section 1.08 any general and administrative expenditures or other operating expenses not related to the operations of SteriLogic as they existed as of the Effective Time.

          (iv) During the 12-Month Post-Closing Period, MedSolutions and its Affiliates shall not apply any expenses to the Merger Sub for purposes of this Section 1.08 for (A) salary increases of personnel attributable to the Merger Sub's operations in excess of 5% of such salaries as in effect at SteriLogic as of the Effective Time, or (B) salaries for additional personnel attributable to the Merger Sub's operations in excess of that in effect at SteriLogic as of the Effective Time except in the ordinary course of business consistent with the past practices of MedSolutions.

          (v) All payments made to Consular, LLC pursuant to the Consulting Agreement (as such term is defined in Section 7.02(h) hereof) that relate to the existing (as of the Effective Time) New York or Systems divisions of SteriLogic to be merged into the Merger Sub pursuant to the Merger shall be applied to Merger Sub during the 12-Month Post-Closing Period.


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     (e) In any instance during the 12-Month Post-Closing Period, if an Existing
Customer requires the replacement of its sharps container system(s) and the respective mounting hardware therefor (collectively, "Equipment"), or if the Surviving Corporation replaces any such Equipment in connection with the renewal, replacement or extension of a customer contract with an Existing Customer, the Shareholders shall be liable, jointly and severally, for 50% of the Surviving Corporation's actual costs and expenses incurred in connection with the replacement of such Equipment, including without limitation the cost of such new systems and hardware (the "Replacement Allocation"); the Replacement Allocation shall be deducted from the Merger Consideration on the date on which the 12-Month Post-Closing EBITDA is calculated as follows: the Replacement Allocation shall be deducted first from the outstanding principal amount of the Note, and next from the Merger Shares, pro rata against each former holder of SteriLogic Common Stock that received Merger Shares in proportion to the percentage of the Merger Shares received by each such holder, at the rate of $1.50 per share; provided further, however, that in no event shall MedSolutions be permitted to deduct more than 400,000 Merger Shares with respect to the Replacement Allocation. Notwithstanding any provision of this Section 1.08(e) to the contrary, in the event that the 12-Month Post-Closing EBITDA exceeds $300,000, the Shareholders shall receive a $1.00 credit against the Replacement Allocation for each $1.00 by which the 12-Month Post-Closing EBITDA exceeds $300,000.

     (f) In any instance during the 12-Month Post-Closing Period, if the Surviving Corporation is required to replace any of its regulated medical waste containers and any respective mounting hardware therefor with respect to the operations of the Surviving Corporation as in effect as of the Effective Time (collectively, "Containers"), the Shareholders shall be liable, jointly and severally, for 1/60th of the Surviving Corporation's actual costs and expenses incurred in connection with the replacement of such Containers, including without limitation the cost of such new containers and hardware, per month for each month remaining during the 12-Month Post-Closing Period following the date of such replacement, due in installments on each one-month anniversary of the Effective Time following the date such Containers are replaced (and pro rated as appropriate if the first such installment covers only a partial month) with the final such installment due on the one-year anniversary of the Effective Time (collectively, a "Container Allocation"); installments of each Container
Allocation shall be deducted from the Merger Consideration on each one-month anniversary of the Effective Time as follows: such Container Allocation shall be deducted first from the outstanding principal amount of the Note, and next from the Merger Shares, pro rata against each former holder of SteriLogic Common Stock that received Merger Shares in proportion to the percentage of the Merger Shares received by each such holder, at the rate of $1.50 per share; provided further, however, that in no event shall MedSolutions be permitted to deduct more than 400,000 Merger Shares with respect to the Container Allocations.

     (g) In the event that either the Merger or any other transaction contemplated by this Agreement results in the acceleration of the performance required by, or causes the acceleration of the maturity of, any of SteriLogic's liabilities, then all costs and expenses incurred by MedSolutions and/or the Surviving Corporation in connection with securing financing to repay the accelerated portion of such liabilities shall be deducted first from the outstanding principal amount of the Note, and next from the Merger Shares, pro rata against each former holder of SteriLogic Common Stock that received Merger


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Shares in  proportion to the  percentage  of the Merger Shares  received by each such holder, at the rate of $1.50 per share; provided further, however, that in no event shall MedSolutions be permitted to deduct more than 400,000 Merger Shares with respect to the Replacement Allocation.

     (h) In the event that the outstanding principal amount of the Note or the value of the Merger Shares is insufficient to permit the full deduction allocated thereto as set forth in this Section 1.08, any such deficiency shall be reallocated first to the outstanding principal amount of the Note and last to the Merger Shares (subject to the 400,000 share cancellation limitation set forth in this Section 1.08). Any deduction to the outstanding principal amount of the Note pursuant to this Section 1.08 shall be applied to the first payment due thereunder and then to subsequent payments due thereunder in chronological order, but the interest due shall be calculated on the adjusted principal amount of the Note as if all such principal was deducted immediately. No later than 30 days after the end of the 12-Month Post-Closing Period, MedSolutions shall provide Abele with a true, correct and complete copy of its invoice register for such 12-Month Post-Closing Period with respect to the Existing Customers.

     1.09 Officers, Directors; Bylaws. The officers and directors of the Merger Sub immediately prior to the Effective Time shall serve as the officers and directors of the Surviving Corporation as of the Effective Time. The Bylaws of the Merger Sub immediately prior to the Effective Time shall continue to govern as the Bylaws of the Surviving Corporation as of the Effective Time.

     1.10 Principal Office. The established offices and facilities of the Merger Sub immediately prior to the Merger shall become the established offices and facilities of the Surviving Corporation after the Effective Time.

                                   ARTICLE II

              REPRESENTATIONS AND WARRANTIES OF STERILOGIC AND THE
                                  SHAREHOLDERS

     To induce MedSolutions and the Merger Sub to enter into this Agreement and to consummate the transactions contemplated hereby, (i) SteriLogic represents and warrants to MedSolutions and the Merger Sub, and (ii) each of the Shareholders jointly and severally represent and warrant to MedSolutions and the Merger Sub, as follows:

     2.01 Organization and Good Standing. SteriLogic is a corporation duly organized, validly existing, and in good standing under the laws of the State of Pennsylvania. Schedule 2.01 includes (i) a true and complete copy of SteriLogic's Certificate of Incorporation and all amendments thereto, certified by the Pennsylvania Secretary of State; and (ii) true and complete copies of certificates of existence, qualification and account status, certified by the Secretary of State of Pennsylvania as of the Closing Date.

     2.02 Authority; Capacity. SteriLogic has all requisite corporate power and authority to own its property, to conduct its business, and to execute and deliver this Agreement and any instruments and agreements contemplated herein


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that are required to be executed and  delivered  by  SteriLogic  pursuant to its obligations under this Agreement, and to perform its obligations hereunder and thereunder. This Agreement has been approved by SteriLogic's Board of Directors and shareholders in accordance with applicable law and has been duly authorized, executed, and delivered by SteriLogic. No other corporate act or proceeding on the part of SteriLogic is necessary to authorize this Agreement or the transactions contemplated hereby. This Agreement represents a valid and binding obligation of SteriLogic, enforceable against SteriLogic in accordance with its terms, except as limited by applicable bankruptcy, insolvency, reorganization, moratorium, and similar laws affecting the enforcement of creditors' rights generally and the application of general principles of equity and judicial discretion. Attached hereto as Schedule 2.02 are copies of the resolutions of SteriLogic's Board of Directors and shareholders, respectively, certified as true and correct by SteriLogic's Secretary, approving this Agreement and authorizing the execution hereof by SteriLogic's President.

     Each Shareholder that is an individual has full capacity to execute and deliver this Agreement and any instruments and agreements contemplated herein that are required to be executed and delivered by such Shareholder pursuant to his or her obligations under this Agreement, and to perform his or her obligations hereunder and thereunder. Each Shareholder that is a corporation, limited liability company, partnership, trust or other form of entity has all requisite power and authority to execute and deliver this Agreement and any instruments and agreements contemplated herein that are required to be executed and delivered by such Shareholder pursuant to its obligations under this Agreement, and to perform its obligations hereunder and thereunder. With respect to each Shareholder that is a corporation, limited liability company, partnership, trust or other form of entity, this Agreement has been approved by such Shareholder's Board of Directors and shareholders, or corresponding governing bodies, in accordance with applicable law and has been duly authorized, executed, and delivered by such Shareholder, and no other act or proceeding on the part of such Shareholder is necessary to authorize this Agreement or the transactions contemplated hereby. This Agreement represents a valid and binding obligation of each Shareholder, enforceable against each such Shareholder in accordance with its terms, except as limited by applicable bankruptcy, insolvency, reorganization, moratorium, and similar laws affecting the enforcement of creditors' rights generally and the application of general principles of equity and judicial discretion.

     2.03 No Violation. Neither the execution and delivery by SteriLogic or the Shareholders of this Agreement nor the consummation by SteriLogic or the
Shareholders  of the  transactions  contemplated  hereby  will (i)  violate  any provision of Title 15 of the Pennsylvania Consolidated Statutes or the Certificate of Incorporation of SteriLogic, or the Bylaws of SteriLogic; (ii) except as set forth on Schedule 2.03, violate, or be in conflict with, or constitute a default (or an event or condition that, with notice or lapse of time, or both, would constitute a default) under, or result in the termination of, or accelerate the performance required by, or cause the acceleration of the maturity of any of SteriLogic's liabilities, or result in the creation or imposition of any security interest, lien, charge, or other encumbrance upon any of SteriLogic's assets under, any note, bond, mortgage, indenture, deed of trust, license, lease, contract, commitment, understanding, arrangement, agreement, or restriction of any kind or character to which SteriLogic is a party or by which SteriLogic may be bound or affected or to which any of SteriLogic's assets is subject; or (iii) violate any statute or law or any judgment, decree, order, writ, injunction, regulation, or rule of any court or Governmental Authority (as defined in Article X of this Agreement).

     2.04 Brokers. Neither SteriLogic nor any Shareholder has employed any broker, agent, or finder in connection with any transaction contemplated by this Agreement for which MedSolutions, the Merger Sub, or the Surviving Corporation may be liable or responsible to pay.

     2.05 Capitalization. The capitalization of SteriLogic immediately prior to the Closing consists of the following:

     (a) Common Stock. A total of 10,000 authorized shares of SteriLogic Common Stock, of which 5,000 shares are issued and outstanding.

     (b) Options, Warrants, Etc. There are no outstanding options, warrants, rights (including conversion or preemptive rights) or agreements for the purchase or acquisition from SteriLogic of any shares of its capital stock or any securities convertible into or ultimately exchangeable or exercisable for any shares of capital stock of SteriLogic. No shares of SteriLogic's outstanding capital stock are subject to any rights of first refusal or other rights to purchase such stock (whether in favor of the SteriLogic or any other Person).

     (c) Valid Issuance. The outstanding shares of the capital stock of SteriLogic are duly authorized and validly issued, fully paid and nonassessable, and have been approved by all requisite shareholder and board action. The offer and sale by SteriLogic of all capital stock, convertible securities, rights, warrants, or options of SteriLogic issued prior to the Closing was conducted in material compliance with all applicable federal and state securities laws, and to the Knowledge of SteriLogic and each of the Shareholders, no holder of any such securities has a right of rescission or has made or threatened to make a claim for rescission or damages with respect thereto.

     2.06 No Undisclosed Liabilities. Except as disclosed on any schedule to this agreement or on Schedule 2.06, there are no liabilities, liens, mortgages, encumbrances, and imperfections of title to which SteriLogic or its assets are subject or for which SteriLogic or the Surviving Corporation may be responsible (the "Disclosed Encumbrances"). Except for the Disclosed Encumbrances and express liabilities arising under the contracts set forth on Schedule 2.22, there are no liabilities or obligations of SteriLogic, whether accrued, absolute, contingent, or otherwise, that have affected or could affect in any way SteriLogic's assets, or any of them. Except as set forth on Schedule 2.06, there is no basis for the assertion against SteriLogic of any liability or obligation of any nature whatsoever that could result in the creation or imposition of any security interest, lien, charge, or encumbrance upon SteriLogic's assets.

     2.07 Title to the Assets; Encumbrances. Except for the Disclosed Encumbrances, SteriLogic has good and marketable title to its assets free and clear of all liens, mortgages, claims, easements, pledges, security interests, or other imperfections of title.

     2.08 Environmental Compliance.

     (a) With respect to SteriLogic's assets and any other Property (as defined in Article X of this Agreement) owned or operated by SteriLogic, SteriLogic is in compliance with all applicable Environmental Laws (as defined in Article X of this Agreement) and has obtained and is in compliance with all permits, licenses, and other authorizations required under any Environmental Law. There is no past or present event, condition or circumstance that is likely to interfere with the utilization of SteriLogic's assets by the Surviving Corporation (provided such assets are utilized in a manner consistent with their use prior to the Effective Time) constituting a violation of Environmental Laws or resulting from any failure to comply therewith;

     (b) SteriLogic does not now and has not leased, operated, owned, or exercised managerial functions at any facilities or real property with respect to which such facility or real property is subject to any Proceeding (as defined in Article X of this Agreement) under any Environmental Law, and SteriLogic is not aware of any facts or circumstances that could give rise to such a Proceeding;

     (c) There are no actions or Proceedings pending or, to SteriLogic's or each of the Shareholders' Knowledge (as defined in Article X of this Agreement), threatened against SteriLogic under any Environmental Law, and SteriLogic has not received any notice (whether from any regulatory body or private person) of any violation, or potential or threatened violation, of any Environmental Law;

     (d) There are no actions or Proceedings pending or, to SteriLogic's or each of the Shareholders' Knowledge, threatened under any Environmental Law involving the release or threat of release of any Polluting Substances (as defined in Article X of this Agreement) at or on (i) any Property currently or in the past owned, operated or leased by SteriLogic or over which SteriLogic exercised managerial functions, or (ii) at any Property where Polluting Substances generated by SteriLogic have been disposed;

     (e) Except as set forth on Schedule 2.08, there is no Property for which SteriLogic is or was required to obtain any permit under an Environmental Law to construct, demolish, renovate, occupy, operate, or use such Property or any portion of it;

     (f) SteriLogic has not generated any Polluting Substances;

     (g) There has been no release of Polluting Substances by SteriLogic in violation of any Environmental Law that would require any report or notification to any governmental or regulatory authority in or on any Property;

     (h) SteriLogic is not under investigation or subject to pending or, to SteriLogic's or each of the Shareholders' Knowledge, threatened litigation by federal, state, or local officials or a private litigant as a result of any previous on-site management, treatment, storage, release, or disposal of Polluting Substances or exposure to any Polluting Substances;

     (i) There are no underground or above ground storage tanks on or under any Property that are not in conformity with any Environmental Law, and any Property previously containing such tanks has been remediated in compliance with all Environmental Laws; and

     (j) There is no asbestos-containing material on any Property of SteriLogic.

     2.09 Financial Statements. Attached as Schedule 2.09 are true, correct, and complete copies of the following financial statements for SteriLogic: unaudited balance sheets, statements of income, and statements of cash flows as of and for the years ended December 31, 2003, 2004 and 2005, and an unaudited balance sheet, statement of income, and statement of cash flows as of and for the six months ended June 30, 2006 (collectively, the "SteriLogic Financial
Statements"). The SteriLogic Financial Statements have been prepared consistently during the periods indicated, are correct and complete in all respects, accurately present the financial condition and results of operations of SteriLogic as of the dates set forth, and have been prepared in accordance with generally accepted accounting principles, consistently applied. Except as set forth on Schedule 2.09, Since the date of the SteriLogic Financial Statements, there has not been any change in the business, operations, prospects, assets, results of operations or condition (financial or other) of SteriLogic, and no event has occurred or circumstance exists that may result in such a change.

     2.10 Changes. Except as set forth on Schedule 2.10, since June 30, 2006 (the date of most recent financial statements provided to MedSolutions), there has not been:

     (a) any change in the assets, liabilities, financial condition or operating results of SteriLogic from that reflected in the SteriLogic Financial Statements, except changes in the ordinary course of business, that has had a Material Adverse Effect (as defined below);

     (b) any damage, destruction or loss to any assets or properties of SteriLogic, whether or not covered by insurance, that has had a Material Adverse Effect;

     (c) any waiver by SteriLogic of a valuable right or of a material debt owed to it;

     (d) any change or amendment to an agreement by which SteriLogic or any of its assets or properties is bound or subject that has had a Material Adverse Effect;

     (e) any loans made by SteriLogic to or for the benefit of its employees, officers or directors, or any members of their immediate families, other than travel advances and other advances made in the ordinary course of its business;

     (f) any resignation or termination of any executive officer or key employee of SteriLogic;

     (g) any material change in any compensation arrangement or agreement with any employee, director or shareholder of SteriLogic;

     (h) any sale, assignment or transfer of any Intellectual Property or other intangible assets of SteriLogic;

     (i) any satisfaction or discharge of any lien, claim, or encumbrance or payment of any obligation by SteriLogic, except in the ordinary course of business and that is not material to the business, properties or financial condition of SteriLogic;


     (j) any declaration, setting aside or payment or other distribution in respect of any of SteriLogic's capital stock, or any direct or indirect redemption, purchase or other acquisition of any of such stock by SteriLogic;

     (k) any mortgage, pledge, transfer of a security interest in, or lien, created by SteriLogic, with respect to any of its material properties or assets, except liens for taxes not yet due or payable;

     (l) any receipt of notice that there has been a loss of, or material order cancellation by, any major customer of SteriLogic;

     (m) any other event or condition of any character that has had a Material Adverse Effect; or

     (n) any agreement or commitment by SteriLogic to do any of the things described in this Section 2.10.

     2.11 Intellectual Property.

     (a) Except as set forth in Schedule 2.11(a), SteriLogic is the owner of all, or has the license or right to use, sell and license all of, the Copyrights, Patents, Trade Secrets, Trademarks, Software and other proprietary rights (collectively, "Intellectual Property") that are used in connection with its business as presently conducted as of the Effective Time. For the purposes of this Agreement, "Copyrights" means any foreign or United States copyright registrations and applications for registration thereof, and any non-registered copyrights; "Patents" means any foreign or United States patents and patent applications, including any divisions, continuations, continuations-in-part, substitutions or reissues thereof, whether or not patents are issued on such applications and whether or not such applications are modified, withdrawn or resubmitted; "Trade Secrets" means any trade secrets, research records, processes, procedures, manufacturing formulae, technical know-how, technology, blue prints, designs, plans, inventions (whether patentable and whether reduced to practice), invention disclosures and improvements thereto; "Trademarks" means any foreign or United States trademarks, service marks, trade dress, trade names, brand names, designs and logos, corporate names, product or service identifiers, whether registered or unregistered, and all registrations and applications for registration thereof; and "Software" means any computer software programs, source code, object code, data and documentation.

     (b) Except as set forth in Schedule 2.11(b), none of the Intellectual Property owned by SteriLogic is subject to any outstanding judgment, decree, order, writ, injunction, regulation, or rule of any court or governmental authority, and no action, suit, proceeding, hearing, investigation, charge, complaint,  claim or  demand  is  pending  or,  to  SteriLogic's  or each of the
Shareholders' Knowledge, threatened, which challenges the validity, enforceability, use or ownership of SteriLogic's Intellectual Property.

     2.12 Financial Institution Accounts; Powers of Attorney. Schedule 2.12 sets forth (i) the name of each financial institution in which SteriLogic maintains an account or safe deposit box and the names of all persons authorized to draw thereon or to have access thereto, and (ii) the names of all persons, if any, holding powers of attorney from SteriLogic and a summary statement of the terms thereof.

     2.13 Taxes.

     (a) Except as set forth on Schedule 2.13, SteriLogic has (i) timely filed all returns required to be filed by it with respect to all federal, state, local, and foreign income, payroll, withholding, unemployment, excise, added value, social security, sales and use, real and personal property, use and occupancy, business and occupation, mercantile, real estate, capital stock, and franchise or other tax (including interest and penalties thereon and including estimated taxes thereof) (hereinafter referred to collectively as "Taxes"); (ii) paid all Taxes shown to have become due pursuant to such returns; and (iii) paid all other Taxes for which a notice of assessment or demand for payment has been received;

     (b) All returns for Taxes filed by or on behalf of SteriLogic have been prepared in accordance with all applicable laws and requirements and accurately reflect the taxable income (or other measure of Tax) of the entity filing the return; and

     (c) There are no Tax liens upon any of SteriLogic's assets, and SteriLogic is not aware of any audit or other proceeding or investigation, or of any position taken on a Tax return of SteriLogic, that could give rise to a Tax lien upon any of SteriLogic's assets. SteriLogic has previously provided MedSolutions with complete, true, and correct copies of all of SteriLogic's federal income tax returns.

     2.14 Intangible Assets. SteriLogic owns and possesses all necessary certificates, permits, authorizations, licenses (collectively, "Licenses") that are required by the nature of SteriLogic's business as conducted as of the Effective Time.

     2.15 Litigation. Except as set forth on Schedule 2.15, there are no Proceedings (as defined in Article X of this Agreement) in progress, pending, or, to SteriLogic's or each of the Shareholders' Knowledge, threatened against or affecting SteriLogic, its assets, or the transactions contemplated hereby in any court or before any arbitration panel of any kind or before or by any Governmental Authority (as defined in Article X of this Agreement), nor to SteriLogic's or each of the Shareholders' Knowledge, is there any valid basis for any such arbitration, claim, action, proceeding, inquiry or investigation, which would have a material adverse affect on the business of SteriLogic or the Merger Sub as such business is conducted as of the Effective Time.

     2.16 Consents. Except as set forth on Schedule 2.16 and the consents of the Board of Directors and shareholders of SteriLogic, no consent, approval, license, permit, authorization, or order of any Person is required in connection with the execution and delivery of this Agreement by SteriLogic or the consummation of the transactions contemplated hereby by SteriLogic.

     2.17  Permits,   Licenses,   Etc.   SteriLogic   has  received  no  written
notification of any threatened suspension or cancellation of any permit, license, franchise, order, certificate, consent, authorization, or approval of any Governmental Authority or administrative authority required to permit SteriLogic to conduct its business as conducted as of the Effective Time.

     2.18 Absence of Unethical Business Practices. Neither SteriLogic nor any officer, employee or agent thereof has directly or indirectly given or agreed to give any gift or similar benefit to any customer, contractor, Governmental Authority, or any employee, agent, broker or affiliate of such Person or Governmental Authority who was or is in a possible position to help or hinder SteriLogic, which gift or benefit (a) would subject SteriLogic to any damages or penalties in any civil or criminal proceeding, or (b) would have a Material Adverse Effect (as defined in Article X of this Agreement) on SteriLogic if discontinued.

     2.19 Books and Records. The books of account and other financial records of SteriLogic, all of which have been made available to MedSolutions, are complete and correct in all material respects. The minute books of SteriLogic which have been made available to MedSolutions do not contain accurate and complete records of all meetings held of, and corporate action taken by the Board of Directors, committees of the Board of Directors and the shareholders of SteriLogic. All actions taken by the Board of Directors of SteriLogic, any committees of such Board of Directors, and any officers of SteriLogic prior to the Effective Time have been ratified by the Board of Directors and the shareholders of SteriLogic.

     2.20 Condition of Assets; Inventory.

     (a) Each of SteriLogic's material assets is in good repair and good operating condition, is suitable for immediate use, provided such use is consistent with the manner in which such assets are being used as of the Effective Date. To SteriLogic's and each of the Shareholders' Knowledge, each of SteriLogic's material assets is free from latent and patent defects, and, except with respect to SteriLogic's sharps container system and the respective mounting hardware (which requires replacement as described in Section 1.08(e) above) none of such material assets are in need of repair or replacement. All assets used in SteriLogic's business are in the possession of SteriLogic.

     (b) All of SteriLogic's inventory is merchantable and fit for the purposes for which it was procured or manufactured.

     2.21 Certain Properties. Schedule 2.21 sets forth all of the personal property and real estate leased to SteriLogic and specifies, in the case of real estate, the location of each property, the use of the facility thereon, the name of the owner or the names of the lessor and the lessee, the square footage of improvements and the acreage of land if raw property. SteriLogic has delivered to MedSolutions a copy of each lease by which SteriLogic acquired its interest in the real estate and personal property described in Schedule 2.21, all of which documents are true and complete copies thereof as in effect on the date hereof.

     2.22 Contracts; No Defaults. Schedule 2.22 contains an accurate and complete list, and SteriLogic has delivered to MedSolutions accurate and complete copies of each written contract and written amendment, supplement or modification in respect to any such contract, and an accurate and complete description of the material terms of each oral contract and oral amendment, supplement or modification in respect to any oral or written contract, in each such case to which SteriLogic is a party (collectively, the "Contracts"). Except as otherwise set forth on Schedule 2.22, and except as limited by applicable bankruptcy, insolvency, reorganization, moratorium, and similar laws affecting the enforcement of creditors' rights generally and the application of general principles of equity and judicial discretion, each Contract is in full force and effect and is valid and enforceable in accordance with its terms, is not in default nor has any event occurred which with the passage of time would result in a default, and does not require the consent or approval of any party thereto with respect to the transactions contemplated by this Agreement.

     2.23 Employees. There are no strike, labor dispute or union organization activities pending or threatened between SteriLogic and its employees. None of SteriLogic's employees belongs to any union or collective bargaining unit. Except as set forth on Schedule 2.23, SteriLogic is not a party to or bound by any currently effective employment contract, deferred compensation agreement, bonus plan, incentive plan, stock option plan, profit sharing plan, retirement agreement, or other employee compensation agreement. To SteriLogic's or each of the Shareholders' Knowledge, no officer or key employee intends to terminate his or her employment with SteriLogic, nor does SteriLogic have a present intention to terminate the employment of any officer or key employee. Except as set forth on Schedule 2.23, subject to general principles related to wrongful termination of employees, the employment of each officer and employee of SteriLogic is terminable at the will of SteriLogic.

     2.24 Employee Benefits. SteriLogic has no Employee Benefit Plans that are required to comply with ERISA. For purposes of this Agreement, "Employee Benefit Plan" means any "employee pension benefit plan" (as defined in Section 3(2) of ERISA), any "employee welfare benefit plan" (as defined in Section 3(1) of ERISA), and any other written or oral plan, agreement or arrangement involving direct or indirect compensation, including insurance coverage, severance benefits, disability benefits, deferred compensation, bonuses, stock options, stock purchase, phantom stock, stock appreciation or other forms of incentive compensation or post-retirement compensation. For purposes of this Agreement, "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

     2.25 Insurance. Schedule 2.25 lists each insurance policy (including fire, theft, casualty, general liability, professional liability, workers compensation, business interruption, environmental, product liability and automobile insurance policies and bond and surety arrangements) to which SteriLogic is a party. There is no material claim pending under any such policy as to which coverage has been questioned, denied or disputed by the underwriter of such policy. All premiums due and payable under all such policies have been paid, SteriLogic is not liable for any retroactive premiums or similar payments, and SteriLogic is otherwise in compliance in all material respects with the terms of such policies applicable to it. Neither SteriLogic nor any Shareholder has any Knowledge of any threatened termination of, or material premium increase (other than increases that are consistent with the increases experienced by the industry in which SteriLogic does business) with respect to, any such policy.

     2.26 Obligations to Related Parties. No employee, officer, director or, shareholder of SteriLogic or member of his or her immediate family is indebted to SteriLogic, nor is SteriLogic indebted (or committed to make loans or extend or guarantee credit) to any of them other than (i) for payment of salary for services rendered, (ii) reimbursement for reasonable expenses incurred on behalf of SteriLogic and (iii) for other standard employee benefits made generally available to all employees (including stock option agreements outstanding under any stock option plan approved by SteriLogic's Board of Directors and stock purchase agreements approved by SteriLogic's Board of Directors). None of such persons has any direct or indirect ownership interest in any firm or corporation with which SteriLogic is affiliated or with which SteriLogic has a business relationship, or any firm or corporation that competes with SteriLogic, except in connection with the ownership of stock in publicly traded companies. No employee, officer, director or shareholder of SteriLogic, nor any member of their immediate families, is, directly or indirectly, interested in any material Contract with SteriLogic (other than such contracts as relate to any such person's ownership of capital stock or other securities of SteriLogic or such person's employment agreement with SteriLogic).

     2.27 Accounts Receivable. The accounts receivable shown on the SteriLogic Financial Statements and the accounts receivable of SteriLogic arising after the date of the SteriLogic Financial Statements and prior to the Effective Time arose from bona fide transactions in the ordinary course of business and have been collected or will be collectible in the book amounts thereof. None of such accounts receivable is subject to any claim of offset, recoupment or counterclaim, and neither SteriLogic nor any Shareholder has any Knowledge of any specific facts that would be likely to give rise to any such claim. No amount of such accounts receivable is contingent upon the performance by SteriLogic of any obligation and no agreement for deduction or discount or any type of credit has been made with respect to any such accounts receivable. No customer of the Company has proposed any discount or reduction with respect to such customer's accounts receivable.

     2.28 Representations Regarding the Acquisition of the Merger Shares.

     (a) Acquire Entirely for Own Account. This Agreement is made with SteriLogic and the Shareholders in reliance upon Abele's representation to MedSolutions that the Merger Shares to be received by Abele will be acquired for investment for Abele's own account, not as a nominee or agent, and not with a view to the resale or distribution of any part thereof, and that Abele has no present intention of selling or granting any participation in or otherwise distributing the same. Abele further represents that it does not have any contract, undertaking, agreement or arrangement with any Person to sell, transfer or grant participations to such Person or to any third Person with respect to the Merger Shares.

     (b) Sophistication; Accredited Investor Status. Abele is a Person who either alone or with its purchaser representative(s) has sufficient knowledge and experience in financial and business matters to be capable of evaluating the merits and risks of an investment in MedSolutions.

     (c) Speculative Investment. Abele understands the speculative nature and risks of investments associated with MedSolutions and confirms that it is able to bear the risk of the investment, and that there may not be any public market for the Merger Shares received hereby.

     (d) No Coercion or Solicitation. Abele has freely entered this Agreement and has been subject to neither pressure to make a hasty or uninformed decision to enter into this Agreement nor solicitation to receive the Merger Shares.

     (e) Transfer Restrictions. Abele hereby acknowledges that MedSolutions is not under any obligation to register or seek an exemption under any federal and/or state securities laws for any sale or transfer of the Merger Shares by Abele, and Abele hereby further acknowledges that the Merger Shares constitute restricted securities as that term is defined in Rule 144 under the Securities Act and that the Merger Shares may not be sold, transferred, assigned or hypothecated unless there is an effective registration statement under the Securities Act covering the Merger Shares, the sale is made in accordance with Rule 144 under the Securities Act, or MedSolutions receives an opinion of counsel of Abele reasonably satisfactory to MedSolutions, stating that such sale, transfer, assignment or hypothecation is exempt from the registration and prospectus delivery requirements of the Securities Act.

     (f) Disclosure of Information. Abele has received all the information that it considers necessary or appropriate for deciding whether to acquire the Merger Shares. Abele further represents that it has had the opportunity to ask questions of MedSolutions and receive answers from MedSolutions, to the extent that MedSolutions possessed such information or could acquire it without unreasonable effort or expense, necessary to evaluate the merits and risks of any investment in MedSolutions. Further, Abele has been given an opportunity to question the appropriate executive officers of MedSolutions.

     (g) Lock-up Agreement. Abele hereby acknowledges that the shareholder lock-up agreement with respect to the Merger Shares between MedSolutions and Abele in the form attached hereto as Exhibit D shall follow the Merger Shares upon the sale, transfer, assignment or hypothecation of any or all of the Merger Shares to any transferee of Abele.

     (h) Legends. It is understood that the certificates evidencing the Merger Shares will bear the legend set forth below:

     "THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR UNDER THE SECURITIES LAWS OF ANY OTHER JURISDICTIONS. THESE SECURITIES ARE SUBJECT TO RESTRICTIONS ON TRANSFERABILITY AND RESALE AND MAY NOT BE TRANSFERRED OR RESOLD EXCEPT AS PERMITTED UNDER THE ACT AND THE APPLICABLE STATE SECURITIES LAWS, PURSUANT TO REGISTRATION OR EXEMPTION THEREFROM. INVESTORS SHOULD BE AWARE THAT THEY MAY BE REQUIRED TO BEAR THE FINANCIAL RISKS OF THIS INVESTMENT FOR AN INDEFINITE PERIOD OF TIME. THE ISSUER OF THESE SECURITIES MAY REQUIRE AN OPINION OF COUNSEL IN FORM AND SUBSTANCE SATISFACTORY TO THE ISSUER TO THE EFFECT THAT ANY PROPOSED TRANSFER OR RESALE IS IN COMPLIANCE WITH THE ACT AND ANY APPLICABLE STATE SECURITIES LAWS.

     THE SECURITIES REPRESENTED HEREBY ARE SUBJECT TO A SHAREHOLDER LOCK-UP AGREEMENT THAT PLACES CERTAIN RESTRICTIONS UPON THE SALE, TRANSFER, ASSIGNMENT OR HYPOTHECATION OF ANY OR ALL OF SUCH SHARES. SUCH RESTRICTIONS SHALL FOLLOW THE SHARES REPRESENTED HEREBY UPON THE SALE, TRANSFER, ASSIGNMENT OR HYPOTHECATION OF ANY OR ALL OF SUCH SHARES TO ANY TRANSFEREE BY THE HOLDER HEREOF. A COPY OF THE FORM OF SHAREHOLDER LOCK-UP AGREEMENT MAY BE OBTAINED FROM THE ISSUER UPON WRITTEN REQUEST THEREFOR MAILED OR DELIVERED TO THE FOLLOWING ADDRESS: MEDSOLUTIONS, INC., 12750 MERIT DRIVE, PARK CENTRAL VII, SUITE 770, DALLAS, TEXAS 75251, ATTN: SECRETARY."

The legend set forth above shall be removed by MedSolutions from any certificate evidencing Merger Shares upon delivery to MedSolutions of an opinion by counsel, reasonably satisfactory to MedSolutions, that a registration statement under the Securities Act is at that time in effect with respect to the legended security or that such security can be freely transferred in a public sale without such a registration statement being in effect and that such transfer will not jeopardize the exemption or exemptions from registration pursuant to which MedSolutions issued the Merger Shares.

     2.29 Full Disclosure. No representation or warranty regarding SteriLogic or any Shareholder made in this Agreement, the Exhibits and Disclosure Schedules hereto, or the documents to be delivered by SteriLogic and the Shareholders at the Closing, contains any untrue statement of a material fact, or omits to state a material fact necessary to make the statements or facts contained herein or therein not misleading. Each of the Exhibits and Disclosure Schedules attached hereto is a true and complete list or description, as appropriate, of the items purported to be listed or described thereon.

                                   ARTICLE III

                 REPRESENTATIONS AND WARRANTIES OF MEDSOLUTIONS
                               AND THE MERGER SUB

     To induce SteriLogic and the Shareholders to enter into this Agreement and to consummate the transactions contemplated hereby, MedSolutions and the Merger Sub jointly and severally represent and warrant to SteriLogic and the Shareholders as follows:

     3.01 Organization and Good Standing. Each of MedSolutions and the Merger Sub is a corporation duly organized, validly existing, and in good standing under the laws of the State of Texas. Exhibits 3.1 through 3.6, inclusive, to MedSolutions' Form 10-KSB for the fiscal year ended December 31, 2005 (the "Form 10-KSB") are true and complete copies of MedSolutions' Articles of Incorporation and all amendments thereto. Exhibit 3.7 to the Form 10-KSB is a true and complete copy of the bylaws of MedSolutions as presently in effect. Schedule
3.01 includes (i) a true and complete copy of the Merger Sub's Certificate of Formation, certified by the Texas Secretary of State; (ii) a true and complete copy of the Bylaws of the Merger Sub presently in effect, certified as true and correct by the Merger Sub's Secretary; and (iii) true and complete copies of certificates of existence and account status for each of MedSolutions and the Merger Sub, certified by the Secretary of State of Texas and the Texas Comptroller of Public Accounts, respectively, as of the Effective Time.

     3.02 Authority. MedSolutions has all requisite corporate power and authority to execute and deliver this Agreement and the Note and to consummate the transactions contemplated hereby and thereby. The Merger Sub has all requisite corporate power and authority to execute and deliver this Agreement and the Merger Certificate and to consummate the transactions contemplated hereby and thereby. This Agreement and the Note have been approved by the MedSolutions' Board of Directors and have been duly authorized, executed, and delivered by MedSolutions. This Agreement and the Merger Certificate have been approved by the Merger Sub's Board of Directors and have been duly authorized, executed, and delivered by the Merger Sub. No other corporate act or proceeding on the part of either MedSolutions or the Merger Sub is necessary to authorize this Agreement, the Note or the Merger Certificate (collectively, the "Transaction Documents"), as applicable, or the transactions contemplated hereby or thereby. The Transaction Documents have been duly authorized, executed, and delivered by each of MedSolutions and the Merger Sub, as applicable, and constitute a valid and binding obligation of each of MedSolutions and the Merger Sub, as applicable, enforceable against such party in accordance with their terms, except as limited by applicable bankruptcy, insolvency, reorganization, moratorium, and similar laws affecting the enforcement of creditors' rights generally and the application of general principles of equity and judicial discretion. MedSolutions has delivered to SteriLogic a copy of the resolutions of MedSolutions' Board of Directors, certified as true and correct by MedSolutions' Secretary, approving this Agreement, the issuance of the Merger Shares and the Note, and authorizing the execution hereof and thereof by MedSolutions' President. The Merger Sub has delivered to SteriLogic a copy of the resolutions of the Merger Sub's Board of Directors, certified as true and correct by the Merger Sub's Secretary, approving this Agreement and authorizing the execution hereof and thereof by the Merger Sub's President.

     3.03 No Violation. Neither the execution and delivery by MedSolutions of the Transaction Documents nor the consummation by MedSolutions of the transactions contemplated thereby will (i) violate any provision of the Texas Business Corporation Act, the Articles of Incorporation of MedSolutions, or the Bylaws of MedSolutions; (ii) violate, or be in conflict with, or constitute a default (or an event or condition that, with notice or lapse of time, or both, would constitute a default) under, or result in the termination of, or accelerate the performance required by, or cause the acceleration of the maturity of any agreement to which MedSolutions is subject, or result in the creation or imposition of any security interest, lien, charge, or other encumbrance upon any of MedSolutions' assets under, any note, bond, mortgage, indenture, deed of trust, license, lease, contract, commitment, understanding, arrangement, agreement, or restriction of any kind or character to which MedSolutions is a party or by which MedSolutions may be bound or affected or to which any of MedSolutions' assets is subject; or (iii) violate any statute or law or any judgment, decree, order, writ, injunction, regulation, or rule of any court or Governmental Authority.

     Neither the execution and delivery by the Merger Sub of the Transaction Documents nor the consummation by the Merger Sub of the transactions contemplated thereby will (i) violate any provision of the Texas Business Organizations Code, the Certificate of Formation of the Merger Sub, or the Bylaws of the Merger Sub; (ii) violate, or be in conflict with, or constitute a default (or an event or condition that, with notice or lapse of time, or both, would constitute a default) under, or result in the termination of, or accelerate the performance required by, or cause the acceleration of the maturity of any agreement to which the Merger Sub is subject, or result in the creation or imposition of any security interest, lien, charge, or other encumbrance upon any of the Merger Sub's assets under, any note, bond, mortgage, indenture, deed of trust, license, lease, contract, commitment, understanding, arrangement, agreement, or restriction of any kind or character to which the Merger Sub is a party or by which the Merger Sub may be bound or affected or to which any of the Merger Sub's assets is subject; or (iii) violate any statute or law or any judgment, decree, order, writ, injunction, regulation, or rule of any court or Governmental Authority.

     3.04 Brokers. Neither MedSolutions nor the Merger Sub has employed any broker, agent, or finder in connection with any transaction contemplated by this Agreement for which SteriLogic or the Shareholders may be liable or responsible to pay.

     3.05 Litigation. Except as disclosed in the Form 10-KSB, there are no suits, arbitrations, claims, actions, Proceedings, investigations, or inquiries in progress, pending, or, to MedSolutions' Knowledge, threatened against or affecting MedSolutions, MedSolutions' assets, or the transactions contemplated hereby in any court or before any arbitration panel of any kind or before or by any Governmental Authority, except such Proceedings which would not have a Material Adverse Effect.

     3.06 Full Disclosure. No representation or warranty of MedSolutions or the Merger Sub made in this Agreement contains any untrue statement of a material fact that affects the ability of MedSolutions to consummate the transactions contemplated by this Agreement or omits to state a material fact necessary to make the statements or facts contained herein not misleading.

     3.07 Consents. No consent, approval, license, permit, authorization, or order of any person is required in connection with the execution and delivery of Transaction Documents by MedSolutions or the Merger Sub or the consummation of the transactions contemplated hereby by MedSolutions or the Merger Sub.

     3.08 Exemption. The issuance of the Merger Shares hereunder to Abele, to the extent the representations and warranties set forth in Section 2.28 hereof are true, correct and complete in all respects, is exempt from the registration requirements under the Securities Act of 1933, as amended, and all applicable state securities laws.

     3.09 Issuance of Common Stock. The Merger Shares being issued hereunder, when issued in accordance with this Agreement, will have been validly issued, fully paid and non-assessable and will be free and clear of any lien, charge or other encumbrance (other than as set forth in this Agreement) and will not be subject to any preemptive or similar rights.

                                   ARTICLE IV

                  COVENANTS OF STERILOGIC AND THE SHAREHOLDERS

     4.01 Covenants of SteriLogic. During the period from the date of this Agreement and continuing until the Effective Time, SteriLogic agrees (except as expressly contemplated or permitted by this Agreement, or to the extent that MedSolutions shall otherwise consent in writing) that:

     (a) Ordinary Course. SteriLogic shall carry on its business in the usual, regular and ordinary course in substantially the same manner as heretofore conducted;

     (b) Dividends; Changes in Stock. Except as set forth on Schedule 4.01, SteriLogic shall not (i) declare or pay any dividends on or make other distributions in respect of any of its capital stock, or (ii) repurchase or otherwise acquire, or permit any subsidiary to purchase or otherwise acquire, any shares of its capital stock.

     (c) Issuance of Securities. Except as set forth on Schedule 4.01, prior to Closing hereunder, SteriLogic shall not issue, deliver or sell, or authorize or propose the issuance, delivery or sale of, any shares of its capital stock of any class, any voting debt or any securities convertible into, or any rights, warrants or options to acquire, any such shares, voting debt or convertible securities;

     (d) Governing Documents. SteriLogic shall not amend or propose to amend its organizational charter or bylaws;

     (e) No Dispositions. Except as set forth on Schedule 4.01, except for the transfer of assets in the ordinary course of business consistent with prior practice, SteriLogic shall not sell, lease, encumber or otherwise dispose of, or agree to sell, lease, encumber or otherwise dispose of, any of its assets, which are material, individually or in the aggregate, to SteriLogic;

     (f) Indebtedness. SteriLogic shall not incur any indebtedness for borrowed money or guarantee any such indebtedness or issue or sell any debt securities or warrants or rights to acquire any debt securities of such party or guarantee any debt securities of others other than in each case in the ordinary course of business consistent with prior practice;

     (g) Employee Compensation. Except in the ordinary course of business, SteriLogic shall not grant any severance or termination pay (other than pursuant to policies or contracts of SteriLogic in effect on the date hereof and disclosed to MedSolutions in the Disclosure Schedules attached hereto) to, or enter into or amend any employment or severance agreement with, any of its directors, officers or employees; adopt any new employee benefit plan or arrangement of any type; or award any increase in compensation or benefits to its directors, officers or employees;

     (h) Other Actions. SteriLogic shall not take any action that would or is reasonably likely to result in any of its representations and warranties set forth in this Agreement being untrue as of the date made (to the extent so limited), or in any of the conditions precedent set forth in Article VII hereof not being satisfied; or

     (i) Certain Agreements. SteriLogic shall not enter into any agreement or commitment to contravene any of its obligations set forth in this Section 4.01.

     4.02 No Solicitation. So long as this Agreement remains in effect, neither SteriLogic nor any Shareholder shall, directly or indirectly, encourage or solicit or hold discussions or negotiations with, or provide any information to, any person, entity or group (other than MedSolutions or the Merger Sub) concerning any merger or sale of shares of capital stock of SteriLogic or sale of a substantial portion or all of SteriLogic's assets or liabilities outside of the ordinary course of its business.

     4.03 Approval of the Shareholders. SteriLogic will (i) take all steps necessary to duly call, give notice of, convene and hold a meeting of its shareholders (the "Shareholders Meeting"), if and as required by applicable law, for the purpose of securing such shareholders' approval of this Agreement and the Merger, (ii) recommend to its shareholders the approval of this Agreement and the transactions contemplated hereby and use their reasonable best efforts to obtain, as promptly as practicable, such approval, and (iii) cooperate and consult with MedSolutions with respect to each of the foregoing matters.

     4.04 Oral Contracts. The Shareholders shall deliver or cause to be delivered to MedSolutions, on or before the six-month anniversary of the Effective Time, executed written contracts (of at least ninety percent (90%) of all oral contracts) in form and substance reasonably acceptable to MedSolutions replacing each oral contract listed on Schedule 2.22.

                                    ARTICLE V

                  SURVIVAL OF REPRESENTATIONS; INDEMNIFICATION.

     5.01 Indemnification of MedSolutions and the Surviving Corporation. Each of the Shareholders hereby agrees, jointly and severally, to indemnify, defend, and hold harmless MedSolutions and the Surviving Corporation, and their successors in interest, and their respective officers, directors, employees, agents, attorneys, and stockholders (each a "MedSolutions Indemnitee") from and against all demands, claims, actions, or causes of action, assessments, losses, taxes, damages, liabilities, costs, and expenses, including, without limitation, interest, penalties, and reasonable attorneys' fees and expenses (collectively "Damages"), asserted against, assessed upon, resulting to, imposed upon, or incurred by a MedSolutions Indemnitee by reason of or resulting from a breach of any representation, warranty, or a breach or threatened breach of any covenant, obligation, or agreement of SteriLogic or a Shareholder contained in or made pursuant to this Agreement, including the Disclosure Schedules and Exhibits hereto. In addition, each Shareholder agrees to indemnify any MedSolutions Indemnitee for Damages as they are incurred by the MedSolutions Indemnitee irrespective of any ongoing or continuing legal proceedings and the relative timeframes and issues associated with such proceedings, or the relative success or nonsuccess the MedSolutions Indemnitee may experience in such proceedings.

     5.02 Indemnification of the Shareholders. MedSolutions hereby agrees to indemnify, defend, and hold harmless the Shareholders, their successors in interest, heirs and assigns, and their respective officers, managers, employees, agents, attorneys and members (each a "Shareholder Indemnitee") from and against all Damages asserted against, assessed upon, resulting to, imposed upon, or incurred by a Shareholder Indemnitee by reason of or resulting from a breach of any representation or warranty of MedSolutions or the Merger Sub contained in or made pursuant to this Agreement and the other Transaction Documents, including the Exhibits and Disclosure Schedules thereto and the operation of Merger Sub after the Effective Time. In addition, MedSolutions agrees to indemnify any Shareholder Indemnitee for Damages as they are incurred by the Shareholder Indemnitee irrespective of any ongoing or continuing legal proceedings and the relative timeframes and issues associated with such proceedings, or the relative success or nonsuccess the Shareholder Indemnitee may experience in such proceedings.

     5.03 Indemnification Claims Procedure. All claims subject to indemnification under Section 5.01 or 5.02 above shall be asserted and resolved in accordance with the following provisions. Promptly after receipt by a MedSolutions Indemnitee or a Shareholder Indemnitee (either is referred to as an "Indemnitee" in this Section 5.03) of notice of the commencement of any action (including any governmental action), such Indemnitee will, if a claim in respect thereof is to be made against any indemnifying party (the "Indemnifying Party") under this Article V, deliver to the Indemnifying Party a written notice of the commencement thereof and the Indemnifying Party shall have the right to participate in, and, to the extent the Indemnifying Party so desires, jointly with any other Indemnifying Party similarly noticed, to assume the defense thereof with counsel mutually satisfactory to the parties; provided, however, that an Indemnitee (together with all other Indemnitees that may be represented without conflict by one counsel) shall have the right to retain one separate counsel at its own cost. The failure to deliver written notice to the Indemnifying Party within a reasonable time of the commencement of any such action, if materially prejudicial to its ability to defend such action, shall relieve such Indemnifying Party of any liability to the Indemnitee under this
Article V to the extent of the prejudice caused by such failure.

     5.04 Expiration of Indemnification Obligations. All obligations to provide indemnification pursuant to this Article V shall terminate on the second anniversary of the Closing Date, other than claims arising from environmental, employee benefit or tax issues, which shall not terminate until the applicable statutes of limitations for such claims have expired.

     5.05 Indemnification Threshold. The parties to this Agreement agree that no Indemnitee will seek indemnification for any and all claims hereunder unless and until such claim or claims aggregate to Twenty Thousand Dollars ($20,000.00) (the "Indemnification Threshold"). After the Indemnification Threshold has been reached, such party may seek indemnification for the amount of any and all claims hereunder, including without limitation all amounts up to and including the Indemnification Threshold. The parties to this Agreement further agree that the liability of each of MedSolutions or the Shareholders relating to the indemnification of Indemnitees hereunder shall not exceed, in the aggregate, One Million Eight Hundred Thousand Dollars ($1,800,000.00); provided, however that such limitation shall not apply with respect to claims by MedSolutions arising from environmental issues hereunder.

     5.06 Offset Disputes. In the event that MedSolutions desires to offset the amount of any claim or claims hereunder against the outstanding principal amount of the Note, MedSolutions shall provide written notice (an "Offset Notice") to Abele setting forth the amount to be offset and the reason therefor. Abele may dispute any such offset by providing written notice (a "Dispute Notice") to MedSolutions within 10 calendar days of the date of MedSolutions' Offset Notice. Notwithstanding any provision of this Agreement to the contrary, a Dispute Notice shall be deemed received by MedSolutions only upon actual receipt thereof. In the event that MedSolutions has not received a Dispute Notice from Abele within such 10-day period, Abele shall be deemed to have accepted the offset described in the Offset Notice. In the event that MedSolutions receives a Dispute Notice from Abele within such 10-day period, and MedSolutions and Abele are not able to resolve such dispute within 30 days of the date on which MedSolutions receives such Dispute Notice, MedSolutions shall place the amount which is in dispute into escrow with Park Cities Bank, Dallas, Texas ("Escrow Agent") at such times and in such installments as would otherwise be payable to Abele pursuant to the terms of the Note, and such amount shall remain in escrow until such time as such dispute has been resolved in accordance with the Commercial Arbitration Rules of the American Arbitration Association, at which time such escrowed amount shall be disbursed by the Escrow Agent upon receipt of a joint written direction from MedSolutions or Abele to MedSolutions or Abele, as the case may be, together with any earnings thereon, in accordance with the determination of such arbitration proceedings.

                                   ARTICLE VI

                              ADDITIONAL AGREEMENTS

     6.01 Legal Conditions to Merger. Each of MedSolutions, the Merger Sub and SteriLogic shall take all reasonable actions necessary to comply promptly with all legal requirements which may be imposed on it with respect to the Merger and will promptly cooperate with and furnish information to each other in connection with any such requirements imposed upon any of them or upon any of their related entities or subsidiaries in connection with the Merger. Each party shall take all reasonable actions necessary to obtain (and will cooperate with each other in obtaining) any consent, authorization, order or approval of, or any exemption by, any Governmental Entity or other public or private third party, required to be obtained or made by MedSolutions, the Merger Sub or SteriLogic or any of their related entities or subsidiaries in connection with the Merger or the taking of any action contemplated thereby or by this Agreement.

     6.02 SteriLogic's and the Merger Sub's Action. The Board of Directors of each of SteriLogic and the Merger Sub has (i) determined that the Merger is fair and in the best interests of such corporation and its respective shareholders, and (ii) adopted this Agreement in accordance with the applicable provisions of the statutes of the States of Pennsylvania and Texas, respectively. The Board of Directors of each of SteriLogic and the Merger Sub has directed that this Agreement and the Merger be submitted to its respective shareholders for their adoption and approval and resolved to recommend that its shareholders vote in favor of the adoption of this Agreement and the approval of the Merger.

     6.03 Disclosure Schedules. A fact or item disclosed on any disclosure schedule shall be considered disclosed for purposes of any other schedule, representation or warranty hereto. If any representation, warranty or statement of SteriLogic or any Shareholder in this Agreement or any of the disclosure schedules delivered to MedSolutions shall be incorrect prior to the Closing Date, SteriLogic and the Shareholders shall deliver to MedSolutions a supplement in order that said representation, warranty, disclosure schedule or statement, as so supplemented, shall be true and correct to the extent provided in this Agreement. Except for matters which are immaterial, the delivery of such supplement to MedSolutions shall not in any manner constitute a waiver by MedSolutions of any of its rights under this Agreement.

     6.04 Certain Liabilities. The Shareholder shall deliver to MedSolutions full copies of all documentation relating to the liabilities of SteriLogic set forth on Schedule 2.22 hereto within 15 days of the Effective Time.

                                   ARTICLE VII

                              CONDITIONS PRECEDENT

     7.01 Conditions to Each Party's Obligation To Effect the Merger. The respective obligations of each party to effect the Merger shall be conditioned upon the filing and obtainment of all authorizations, consents, orders or approvals of, or declarations or filings with, or expirations of waiting periods imposed by, any Governmental Entity or by any applicable law, rule, or regulation governing the transactions contemplated hereby, including without limitation the approval of the Merger by the holders of not less than a majority of the issued and outstanding shares of SteriLogic Common Stock.

     7.02 Conditions to Obligations of MedSolutions and the Merger Sub. The obligations of MedSolutions and the Merger Sub to effect the Merger are subject to the satisfaction of the following conditions on or before the Closing Date unless waived by MedSolutions and the Merger Sub:

     (a) Representations and Warranties. The representations and warranties of SteriLogic and the Shareholders set forth in this Agreement shall be true and correct in all material respects as of the date of this Agreement and (except to the extent such representations and warranties speak as of an earlier date) as of the Closing Date as though made on and as of the Closing Date, except as otherwise contemplated by this Agreement, and MedSolutions shall have received a certificate signed on behalf of SteriLogic by the President of SteriLogic to such effect.

     (b) Performance of Obligations of SteriLogic and the Shareholders. SteriLogic and the Shareholders shall have performed in all material respects all obligations required to be performed by them under this Agreement at or prior the Closing Date, and MedSolutions shall have received a certificate signed on behalf of SteriLogic by the President of SteriLogic to such effect.

     (c) Closing Documents. MedSolutions and the Merger Sub shall have received such certificates and other closing documents from SteriLogic and the Shareholders as counsel for MedSolutions and the Merger Sub shall reasonably request.

     (d) Consents. SteriLogic shall have obtained the consent or approval of each person whose consent or approval shall be required in connection with the transactions contemplated hereby under any loan or credit agreement, note, mortgage, indenture, lease or other agreement or instrument, except those for which failure to obtain such consents and approvals would not, in the reasonable opinion of MedSolutions or the Merger Sub, individually or in the aggregate, have a material adverse effect on the Surviving Corporation taken as a whole upon the consummation of the transactions contemplated hereby. SteriLogic shall also have received the approval of its shareholders with respect to the Merger in accordance with applicable law.

     (e) Due Diligence Review. MedSolutions and the Merger Sub shall have completed to their reasonable satisfaction a review of the business, operations, finances, assets and liabilities of SteriLogic and shall not have determined that any of the representations or warranties of SteriLogic or any Shareholder contained herein are, as of the date hereof or the Closing Date, inaccurate in any material respect or that SteriLogic or any Shareholder is otherwise in violation of any of the provisions of this Agreement.

     (f) Pending Litigation. There shall not be any litigation or other proceeding pending or threatened to restrain or invalidate the transactions contemplated by this Agreement, which, in the sole reasonable judgment of MedSolutions or the Merger Sub, made in good faith, would make the consummation of the Merger imprudent. In addition, there shall not be any other litigation or other proceeding pending or threatened against SteriLogic, the consequences of which, in the sole judgment of MedSolutions or the Merger Sub, could be materially adverse to the Surviving Corporation.

     (g) Non-Competition and Non-Solicitation Agreements. Each of William Christopher Kerr and Christopher S. Abele shall have executed and delivered to MedSolutions a non-competition and non-solicitation agreement in the form attached hereto as Exhibit E.

     (h) Consulting Agreement. Consular, LLC, a limited liability company of which William Christopher Kerr is the sole member, shall have executed and delivered to MedSolutions a consulting agreement in the form attached hereto as Exhibit F (the "Consulting Agreement").

     (i) Transfer of Certain Assets and Liabilities. SteriLogic shall have transferred, to the sole and absolute satisfaction of MedSolutions, all of its outstanding liabilities other than those liabilities set forth on Schedule 2.06 attached hereto and its Maine operating division into Oxus Environmental, LLC ("Oxus"), such that after such transfer SteriLogic shall only have the assets and liabilities reflected on the balance sheet attached hereto as Schedule 7.02(i).

     (j) Supply and Right of First Refusal Agreement. Oxus shall have executed and delivered to MedSolutions a supply and right of first refusal agreement in the form attached hereto as Exhibit G.

     7.03 Conditions to Obligations of SteriLogic and the Shareholders. The obligation of SteriLogic and the Shareholders to effect the Merger is subject to the satisfaction of the following conditions unless waived by SteriLogic and all of the Shareholders:

     (a) Representations and Warranties. The representations and warranties of MedSolutions and the Merger Sub set forth in this Agreement shall be true and correct in all material respects as of the date of this Agreement and (except to the extent such representations speak as of an earlier date) as of the Closing Date as though made on and as of the Closing Date, except as otherwise contemplated by this Agreement, and SteriLogic shall have received certificates signed on behalf of MedSolutions and the Merger Sub by the President of each respective company to such effect.

     (b) Performance of Obligations of MedSolutions and the Merger Sub. MedSolutions and the Merger Sub shall each have performed in all material respects all obligations required to be performed by them under this Agreement at or prior to the Closing Date, and SteriLogic shall have received certificates signed on behalf of MedSolutions and the Merger Sub by the President of each respective company to such effect.

     (c) Closing Documents. SteriLogic shall have received such certificates and other closing documents from MedSolutions and the Merger Sub as counsel for SteriLogic shall reasonably request.

     (d) Pending Litigation. There shall not be any litigation or other proceeding pending or threatened to restrain or invalidate the transactions contemplated by this Agreement, which, in the sole reasonable judgment of SteriLogic, made in good faith, would make the consummation of the Merger imprudent.

                                  ARTICLE VIII

                            TERMINATION AND AMENDMENT

     8.01 Termination. This Agreement may be terminated at any time prior to the Effective Time:

     (a) By mutual consent of MedSolutions and SteriLogic;

     (b) By MedSolutions if there has been a material breach of any representation, warranty, covenant or agreement on the part of SteriLogic or any Shareholder set forth in this Agreement, or by SteriLogic if there has been a material breach of any representation, warranty, covenant or agreement on the part of MedSolutions or the Merger Sub, which breach has not been cured within ten (10) Business Days following receipt by the breaching party of written notice of such breach (or if cure is impossible within such ten (10) day period, begin to take all applicable actions within such ten (10) day period to cure the breach, but in no event shall any party have more than 20 days to cure any such breach);

     (c) By either MedSolutions or SteriLogic if any permanent injunction or other order of a court or other competent authority preventing the consummation of the Merger shall have become final and non-appealable;

     (d) By MedSolutions in the event that any Shareholder exercises any dissenter's or appraisal rights applicable to his or her shares of SteriLogic Common Stock with respect to the Merger; or

     (e) By either MedSolutions or SteriLogic if the Merger shall not have been consummated on or before August 31, 2006.

     8.02 Effect of Termination. In the event of termination of this Agreement by either MedSolutions or SteriLogic as provided in Section 8.01, this Agreement shall forthwith become void and there shall be no liability or obligation on the part of any party hereto. In such event, all costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such expenses. Upon termination , all books and records delivered by any party to the other party shall be promptly returned.

     8.03 Amendment. This Agreement may be amended by the mutual written agreement of all parties hereto, provided no amendment shall be made which by law requires approval by the shareholders of any party without such further approval.

     8.04 Extension; Waiver. At any time prior to the Effective Time, the parties hereto may, to the extent legally allowed, (a) extend the time for the performance of any of the obligations or other acts of the other parties hereto,
(b) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto and (c) waive compliance with any of the agreements or conditions contained herein. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in a written instrument signed on behalf of such party.

                                   ARTICLE IX

                               GENERAL PROVISIONS

     9.01 Survival of Representations, Warranties and Agreements. The representations, warranties and agreements in this Agreement or in any instrument delivered pursuant to this Agreement shall survive the Closing Date until the second anniversary of the Closing Date, other than representations, warranties and agreements relating to environmental, employee benefit or tax issues, which shall not terminate until the applicable statutes of limitations for such claims have expired.

     9.02 Notices. All notices and other communications hereunder shall be in writing and shall be deemed given when delivered personally, telecopied (which is confirmed) or mailed by registered or certified mail (return receipt requested) to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

     If to MedSolutions         MedSolutions, Inc.
     or the Merger Sub to:      12750 Merit Drive, Park Central VII, Suite 770
                                Dallas, Texas 75251
                                Attn: Matthew H. Fleeger, President & CEO
                                Facsimile: (972) 776-8767

     With a copy to:            Steven R. Block
                                Fish & Richardson P.C.
                                1717 Main Street, Suite 5000
                                Dallas, Texas 75201
                                Facsimile: (214) 747-2091

     If to SteriLogic or:       c/o William C. Kerr
     the Shareholders:          Abele Kerr Investments, LLC
                                49 Hill 99, Woodstock, NY  12498
                                Facsimile: (845) 679-4218

     With a copy to:            Jeffrey B. Scheer, Esq.
                                Scolaro, Shulman, Cohen, Fetter & Burstein, PC
                                507 Plum Street, Suite 300
                                Syracuse, New York 13204
                                Facsimile: (315) 477-6272

     9.03 Interpretation. When a reference is made in this Agreement to Sections, such reference shall be to a Section of this Agreement unless otherwise indicated. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words "include", "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation". The phrase "made available" in this Agreement shall mean that the information referred to has been made available if requested by the party to whom such information is to be made available.

     9.04 Counterparts. This Agreement may be executed in multiple counterparts, including by facsimile signature, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

     9.05 Entire Agreement; No Third Party Beneficiaries; Rights of Ownership. This Agreement (including the documents and the instruments referred to herein) constitutes the entire agreement and supersedes all prior and contemporaneous agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof, and, except as otherwise set forth herein, is not intended to confer upon any person other than the parties hereto any rights or remedies hereunder.

     9.06 Governing Law; Venue. This Agreement shall be governed and construed in accordance with the laws of the State of New York without regard to principles of conflicts of law. Venue for any action or proceeding arising out of or relating to this Agreement shall be proper exclusively in the federal or state courts situated in the county in which the principal executive offices or primary residence of the respondent thereto are located.

     9.07 Reformation and Severability. If any provision of this Agreement is held to be illegal, invalid or unenforceable under present or future laws effective during the term hereof:

     (a) in lieu of such illegal, invalid, or unenforceable provision, there shall be added automatically as a part of this Agreement a provision as similar in terms to such illegal, invalid, or unenforceable provision as may be possible and be legal, valid, and enforceable; and

     (b) the legality, validity, and enforceability of the remaining provisions hereof shall not in any way be affected or impaired thereby.

     9.08 No Remedy in Certain Circumstances. Each party agrees that, should any court or other competent authority hold any provision of this Agreement or part hereof or thereof to be null, void or unenforceable, or order any party to take any action inconsistent herewith or not to take any action required herein, the other party shall not be entitled to specific performance of such provision or part hereof or thereof or to any other remedy, including but not limited to money damages, for breach hereof or thereof or of any other provision of this Agreement or part hereof or thereof as a result of such holding or order.

     9.09 Assignment. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto (whether by operation of law or otherwise) without the prior written consent of the other parties. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of and be enforceable by the parties and their respective successors and assigns.

     9.10 Headings. The headings of sections contained in this Agreement are for convenience only and shall not be deemed to control or affect the meaning or construction of any provision of this Agreement.

     9.11 Specific Performance. The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that, except as otherwise set forth herein, the parties hereto shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically breaches of this Agreement and to enforce specifically the terms and provisions hereof in any court of the United States or any state having jurisdiction, this being in addition to any other remedy to which they are entitled at law or in equity.

     9.12 Court Costs and Attorneys' Fees. If any action at law or in equity, including an action for declaratory relief, is brought to enforce or interpret the provisions of this Agreement, the prevailing party shall be entitled to recover costs of court and reasonable attorneys' fees from the other party or parties to such action, which fees may be set by the court in the trial of such action or may be enforced in a separate action brought for that purpose, and which fees shall be in addition to any other relief that may be awarded.

     9.13 Expenses, Taxes, Etc. Except as otherwise provided herein, the Shareholders shall pay all fees, taxes, and expenses incurred by them or SteriLogic in connection with this Agreement, and MedSolutions and the Merger Sub shall pay all fees and expenses incurred by them in connection with the transactions contemplated by this Agreement.

                                    ARTICLE X

                                   DEFINITIONS

     The following terms as used in this Agreement shall have the meanings set forth below:

     "Affiliate" shall mean, as to any Person, any Person controlled by, controlling, or under common control with such Person, and, in the case of a Person who is an individual, a member of the family of such individual consisting of a spouse, sibling, in-law, lineal descendant, or ancestor (including by adoption), and the spouses of any such individuals. For purposes of this definition, "control" (including the terms "controlling", "controlled by" and "under common control with") of a Person means the possession, directly or indirectly, alone or in concert with others, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of securities, by contract, or otherwise, and no Person shall be deemed in control of another solely by virtue of being a director, officer, or holder of voting securities of any entity. A Person shall be presumed to control any partnership of which such Person is a general partner.

     "Business Day" shall mean any day other than a Saturday, Sunday, or any day on which banks located in Dallas, Texas are authorized to be closed by applicable law.

     "Code" shall mean the Internal Revenue Code of 1986, as amended. All references herein to sections of the Code shall include any corresponding provision or provisions of succeeding law.

     "Environmental Laws" shall mean laws, including, without limitation, federal, state, or local laws, ordinances, rules, regulations, interpretations, and orders of courts or administrative agencies or authorities relating to pollution, environmental protection, health and safety, or similar laws (including, without limitation, ambient air, surface water, ground water, land surface, and subsurface strata), including, without limitation, the Comprehensive Environmental Response Compensation and Liability Act of 1980, as amended ("CERCLA"), the Federal Clean Water Act ("CWA"), the Safe Drinking Water Act ("SDWA"), the Resource Conservation and Recovery Act of 1976, as amended ("RCRA"), the Clean Air Act ("CAA"), the Emergency Planning and Community Right to Know Act ("EPCRA"), OSHA, the Medical Waste Tracking Act of 1988 ("MWTA"), the Hazardous Materials Transportation Authorization Act of 1994 ("HMTAA"), any regulations issued by the Texas Department of Health (the "TDH"), the Texas Natural Resource Conservation Commission (the "TNRCC"), or the Texas Commission on Environmental Quality (the "TCEQ"), and other laws relating to pollution or protection of the environment, or to the manufacturing, processing, distribution, use, treatment, handling, storage, disposal, or transportation of Polluting Substances.

     "Governmental Authority" means any nation or government, any state, regional, local, or other political subdivision thereof, and any entity or official exercising executive, legislative, judicial, regulatory, or administrative functions of or pertaining to government.

     "Knowledge" - An individual shall be deemed to have "knowledge" of a particular fact or other matter if (i) such individual is actually aware of such fact or other matter, or (ii) a person serving in the same capacity as such individual would be expected to discover or otherwise become aware, after reasonable due inquiry, of such fact or other matter in the course of performing the official duties of such individual. A corporation or limited liability company shall be deemed to have "knowledge" of a particular fact or other matter if the executive officers of the corporation have Knowledge (as set forth above) of such fact or other matter.

     "Material Adverse Effect" means any effect(s), individually or in the aggregate, that would be materially adverse to: (i) a party's assets in an amount of $10,000 or more; or (ii) the ability of a party to timely consummate the transactions contemplated hereby.

     "Person" shall have the meaning given in Section 3(a)(9) of the Securities Exchange Act of 1934, as amended, as modified and used in Sections 13(d)(3) and 14(d)(2) of such act.

     "Polluting  Substances" shall be construed broadly to include (a) asbestos,
(b) petroleum products or wastes, (c) biomedical or biological wastes, and (d) all pollutants, contaminants, chemicals, or industrial, toxic, or hazardous substances or wastes and shall include, without limitation, any flammable explosives, radioactive materials, oil, hazardous materials, hazardous or solid wastes, hazardous or toxic substances or regulated materials defined in CERCLA, CWA, SDWA, RCRA, EPCRA, CAA, OSHA, MWTA, and HMTAA, and/or any other Environmental Laws, as amended, and in the regulations adopted and publications promulgated thereto, including without limitation those issued by the TDH, the TNRCC and the TCEQ; provided, to the extent that the laws of the State of Texas establish a meaning for "hazardous substance," "hazardous waste," "hazardous materials," "solid waste," or "toxic substance," which is broader than that specified in any of CERCLA, CWA, SDWA, RCRA, EPCRA, CAA, OSHA, MWTA, HMTAA or other Environmental Laws such broader meaning shall apply.

     "Proceeding" shall mean any action, arbitration, audit, hearing, investigation, litigation, or suit (whether civil, criminal, administrative, judicial, or investigative, whether public or private) commenced, brought, conducted, or heard by or before, or otherwise involving any Governmental Authority or arbitrator.

     "Property" includes any property (whether real or personal) that SteriLogic currently or in the past has leased, operated, owned, or managed in any manner, including, without limitation, any property acquired by foreclosure or deed in lieu thereof and property held as security for a loan or other indebtedness as of the Effective Time.

     IN WITNESS WHEREOF, this Merger Agreement and Plan of Reorganization has been signed by the parties set forth below as of the date set forth above.

                                         MEDSOLUTIONS, INC.


                                         By:      /s/ Matthew H. Fleeger
                                                  ------------------------------
                                         Name:    Matthew H. Fleeger
                                         Title:   President & CEO


                                         STERILOGIC ACQUISITION SUBSIDIARY, INC.


                                         By:      /s/ Matthew H. Fleeger
                                                  ------------------------------
                                         Name:    Matthew H. Fleeger
                                         Title:   President


                                         STERILOGIC WASTE SYSTEMS, INC.


                                         By:      /s/ William Christopher Kerr
                                                  ------------------------------
                                         Name:    William Christopher Kerr
                                         Title:   President

                                         ABELE:


                                         ABELE-KERR INVESTMENTS, LLC


                                         By:      /s/ William Christopher Kerr
                                                  ------------------------------
                                         Name:    William Christopher Kerr
                                         Title:



                                         /s/ William Christopher Kerr
                                         ---------------------------------------
                                         William Christopher Kerr


                                         /s/ Christopher S. Abele
                                         ---------------------------------------
                                         Christopher S. Abele

                                       A-1
                                    EXHIBIT A

                                  ABELE MEMBERS



William Christopher Kerr
Christopher S. Abele

                                    EXHIBIT B

                          FORM OF CERTIFICATE OF MERGER

                                    EXHIBIT C

                                  FORM OF NOTE

                           CONVERTIBLE PROMISSORY NOTE
                           ---------------------------

$250,000.00                     Syracuse, New York                August 16,2006


     FOR VALUE RECEIVED, the undersigned, MedSolutions, Inc., a Texas corporation (the "Maker"), hereby unconditionally promises to pay to the order of Abele-Kerr Investments, LLC, a Delaware limited liability company (the "Payee"), at such place as designated by the Payee, or at such other place or to such other party or parties as may be designated by the Payee from time to time, in lawful money of the United States of America, the principal amount (the "Principal Amount") of $250,000.00, subject to adjustment in accordance with
Section 1.08 of that certain Merger Agreement and Plan of Reorganization executed between the Maker, SteriLogic Acquisition Subsidiary, Inc., SteriLogic Waste Systems, Inc. and the shareholders of SteriLogic Waste Systems, Inc. signatory thereto as of the date hereof (the "Merger Agreement"), with simple interest at an annual rate of 8.0%. All capitalized terms used but not defined herein shall have the meanings ascribed to them in the Merger Agreement.

     1. Subject to adjustment as set forth below, this Convertible Promissory Note (the "Note") shall be due and payable in 12 equal installments of interest only in the amount of $1,666.67 each due monthly beginning on September 16, 2006, and 24 equal installments of principal and interest in the amount of $11,306.82 each due thereafter with the final such installment due on August 16, 2009 (the "Maturity Date"). Each date on which a payment is due, including the Maturity Date, shall be referred to herein as a "Payment Date"; provided, however, that if a Payment Date should fall on a Saturday, Sunday, or bank holiday, then the Payment Date shall be the next business day. The Maker may prepay any portion or this entire Note without penalty at any time. Any prepayment will be applied first against accrued but unpaid interest and then against the outstanding principal balance. At the request of the Payee, the Maker may make any payments due under the Note directly to the creditors of the Payee. The Payee hereby acknowledges that this Note and the Principal Amount are subject to certain offset rights by the Maker pursuant to the Merger Agreement. To the extent that any interest is paid on the Note and the Principal Amount is subsequently reduced in accordance with the terms of the Merger Agreement, any interest previously paid in excess of an 8% annual rate of return on the adjusted Principal Amount will be credited, in the sole discretion of the Maker and upon prior written notice to Payee, against the future interest payment(s) and/or the Principal Amount such that the amount of interest paid on the adjusted Principal Amount does not exceed 8.0%. To the extent that the Principal Amount is subsequently reduced in accordance with the Merger Agreement, the amount of each payment set forth in the payment schedule above shall be proportionately reduced to reflect such reduction.

     2. If the Maker fails to pay the full amount then due on any Payment Date and such failure remains uncured for a period of three calendar days following written notice of such default by the Payee, then, at the election of the Payee, this Note shall immediately become due and payable in full, interest on such principal amount and unpaid interest shall thereafter accrue at the lesser of 12% or the highest lawful rate permissible under applicable law (the "Default Rate"), and the Payee shall be entitled to pursue any remedy to which it is entitled under applicable law.

     3. The makers, signers, sureties, guarantors, and endorsers of this Note severally waive valuation and appraisal, demand, presentment, notice of dishonor, notice of intent to demand or accelerate payment hereof, notice of demand, notice of acceleration, diligence in collecting, grace, notice, and protest. If this Note is not paid when due, the Maker agrees to pay all costs of collection, including, but not limited to, reasonable attorneys' fees and all expenses incurred by the holder hereof on account of any such collection, whether or not suit is filed hereon.

     4. Except as expressly set forth in Section 1 hereof, the Maker shall have no right of setoff, counterclaim, recoupment or other deduction with respect to the payment required hereunder, and such payment constitutes the absolute and unconditional obligation of the Maker.

     5. Each right and remedy available to the holder hereof shall be cumulative of and in addition to each other such right and remedy. No delay on the part of the holder hereof in the exercise of any right or remedy available to the holder hereof shall operate as a waiver thereof, nor shall any single or partial exercise thereof preclude other or further exercise thereof or exercise of any other such right or remedy.

     6. Regardless of any provision contained in this Note, Payee shall never be entitled to receive, collect or apply, as interest on this Note, any amount in excess of the maximum lawful rate permitted by applicable law and, in the event Payee ever receives, collects or applies as interest any such excess, such amount that would be excessive interest shall be deemed a partial prepayment of principal and treated under this Note as such by Maker. In determining whether or not the interest paid or payable on this Note exceeds such maximum lawful rate, Maker and Payee shall, to the maximum extent permitted under applicable law, (a) characterize any nonprincipal payment as an expense, fee or premium rather than as interest, (b) exclude voluntary prepayments and the effects thereof, and (c) amortize, prorate, allocate and spread, in equal parts, the total amount of interest throughout the entire contemplated term of this Note so that the interest rate does not exceed the maximum lawful rate at any time during the entire term of this Note. However, if this Note is paid in full or all or a portion of the principal is set off under the Merger Agreement prior to the scheduled maturity hereof, and if the interest received for the actual period of existence thereof exceeds such maximum lawful rate, Payee shall refund the amount of such excess and shall not be subject to any applicable penalties provided by any laws for contracting for, charging, taking, reserving or receiving interest in excess of such maximum lawful rate.

     7. Conversion.

        (a) Subject to and upon compliance with the provisions of this Section 7, the Payee shall have the right (the "Conversion Right"), at its option, at any time and from time to time on or before August 16, 2007, to convert all or any portion of the outstanding principal amount of and accrued but unpaid interest on this Note into the number of fully paid and nonassessable shares of Common Stock, par value $.001, of the Maker (the "Common Stock"), obtained by dividing (i) the amount of this Note to be so converted, by (ii) the Conversion Price. For purposes of this Note, the term "Conversion Price" means $1.50, as adjusted from time to time pursuant to the provisions of Section 8 below.

        (b) In order to exercise the conversion right provided in subsection (a) above, the Payee shall notify the Maker in writing (a "Conversion Notice") that the Payee elects to convert this Note or a specified portion thereof, and the Payee shall contemporaneously surrender this Note at the office of the Maker for cancellation. Unless the shares of Common Stock issuable upon conversion are to be issued in the name of the Payee, the Conversion Notice shall be accompanied by instruments of transfer, in a form reasonably satisfactory to the Maker, duly executed by the Payee or its duly authorized attorney and an amount sufficient to pay any transfer or similar tax (or evidence reasonably satisfactory to the Maker demonstrating that such taxes have been paid).

        As promptly as practicable after the compliance by the Payee with any other conditions set forth in this subsection (b), the Maker shall issue and shall deliver to the Payee, or otherwise in accordance with the Payee's written instruction, (i) a certificate or certificates for the number of full shares of Common Stock issuable upon the conversion of this Note in accordance with the provisions of this Section 7 (and any fractional interest in respect of a share of Common Stock arising upon such conversion shall be settled as provided in subsection (c) of this Section 7), and (ii) if applicable, a new Note of like tenor in the original principal amount equal to the portion of this Note that has not been so converted.

        Each conversion of this Note shall be deemed to have been effected immediately prior to the close of business on the date on which the Conversion Notice is received by the Maker. The person or persons in whose name or names any certificate or certificates for the shares of Common Stock issuable upon any conversion of this Note shall be deemed to have become the holder or holders of record of the shares of Common Stock represented thereby at the time and on the date determined in accordance with the first sentence of this paragraph, and such conversion shall be at the Conversion Price in effect at such time on such date. All shares of Common Stock delivered upon conversion of this Note shall upon delivery be duly and validly issued and fully paid and nonassessable.

        (c) No fractional shares of Common Stock shall be issued upon conversion of this Note. Instead of any fractional shares of Common Stock that would otherwise be issuable upon conversion of this Note, the Maker shall pay a cash adjustment in respect of such fractional share in an amount equal to the same fraction of the current market price (as defined below) per share of Common Stock at the close of business on the day of conversion. For the purpose of any computation under this paragraph (c), the "current market price" per share of Common Stock on any date shall be: (A) if the principal trading market for such securities is a national or regional securities exchange, the closing price on such exchange on such day; or (B) if sales prices for shares of Common Stock are reported by the NASDAQ National Market System (or a similar system then in use), the last reported sales price so reported on such day; or (C) if neither (A) nor
(B) above are applicable, and if bid and ask prices for shares of Common Stock are reported in the over-the-counter market by NASDAQ (or, if not so reported, by the National Quotation Bureau), the average of the high bid and low ask prices so reported on such day. Notwithstanding the foregoing, if there is no reported closing price, last reported sales price, or bid and ask prices, as the case may be, for the day in question, then the current market price shall be determined as of the latest date prior to such day for which such closing price, last reported sales price, or bid and ask prices, as the case may be, are available, unless such securities have not been traded on an exchange or in the over-the-counter market for 30 or more days immediately prior to the day in question, in which case the current market price shall be determined in good faith by the Board of Directors of the Maker.

        (d) This Note does not entitle the holder hereof to any voting rights or other rights as a member of the Maker, nor to any other rights whatsoever except the rights herein set forth.

     8. Effect of Certain Events.

        (a) Adjustment Due to Merger, Consolidation, Etc. If, at any time when any of the principal amount of and accrued but unpaid interest on this Note is outstanding, there shall be any merger, consolidation, exchange of capital stock, recapitalization, reorganization, reclassification, or other similar event, as a result of which shares of Common Stock of the Maker shall be changed into the same or a different number of shares of the same or another class or classes of stock or securities of the Maker or another entity, including without limitation by way of subdividing its outstanding shares of Common Stock into a greater number of shares or combining such outstanding shares of Common Stock into a smaller number of shares, or in case of any sale or conveyance of all or substantially all of the assets of the Maker other than in connection with a plan of complete liquidation of the Maker, then the Payee shall thereafter have the right to receive upon conversion of this Note, upon the basis and upon the terms and conditions specified herein and in lieu of the number of shares of Common Stock immediately theretofore issuable upon conversion, such stock, securities or assets which the Payee would have been entitled to receive in such transaction had this Note been converted in full immediately prior to such transaction, and in any such case appropriate provisions shall be made with respect to the rights and interests of the Payee to the end that the provisions hereof (including, without limitation, provisions for adjustment of the Conversion Price and of the number of shares of Common Stock issuable upon conversion of the Note) shall thereafter be applicable, as nearly as may be practicable in relation to any securities or assets thereafter deliverable upon the conversion hereof. The Maker shall not effect any transaction described in this Section 8(a) unless (i) it first gives seven (7) days prior written notice of the record date of the special meeting of shareholders of the Maker to approve, or if there is no such record date, the consummation of, such merger, consolidation, exchange of capital stock, recapitalization, reorganization, reclassification or other similar event or sale of assets (during which time the Payee shall be entitled to convert this Note) and (b) if applicable, the resulting successor or acquiring entity (if not the Maker) assumes by written instrument the obligations of this Section 8(a). The above provisions shall similarly apply to successive mergers, consolidations, exchanges of capital stock, recapitalizations, reorganizations, reclassifications or other similar events.

        (b) Notice of Adjustments. Upon the occurrence of each adjustment or readjustment of the Conversion Price as a result of the events described in this
Section 8, the Maker, at its expense, shall promptly compute such adjustment or readjustment and prepare and furnish to the Payee a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based. The Maker shall, upon the written request at any time of the Payee, but not more frequently than once during each calendar quarter, furnish to such Payee a like certificate setting forth (i) such adjustment or readjustment, (ii) the Conversion Price as of a date specified in such written request (which shall not be a date after the date of such request) and (iii) the number of shares of Common Stock and the amount, if any, of other securities or property which would be received upon conversion of the Note as of a date specified in such written request (which shall not be a date after the date of such request).

     9. At the option of the Payee, this Note shall become immediately due and payable upon the occurrence of any of the following events of default:

        (a) The insolvency of the Maker, the appointment of a receiver of its assets, or the institution of any involuntary proceeding under any bankruptcy or insolvency law relating to the relief of debtor for the readjustment or relief of any indebtedness of Maker, whether as a reorganization, composition, extension or otherwise, which involuntary proceeding is not terminated, dismissed or concluded in a manner not adverse to Maker within thirty (30) days of the commencement of such proceeding; or

        (b) The filing by Maker of an application or an assignment for the benefit of creditors or for taking advantage of the same under any bankruptcy or insolvency law.

     10. THIS NOTE SHALL BE GOVERNED BY AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT GIVING EFFECT TO THE CONFLICT OF LAWS RULES OR CHOICE OF LAWS RULES THEREOF.

            EXECUTED effective as of the date first set forth above.

                                               MAKER:

                                               MedSolutions, Inc.

                                               By:______________________________
                                               Matthew H. Fleeger, President/CEO

                                    EXHIBIT D

                      FORM OF SHAREHOLDER LOCK-UP AGREEMENT

                                LOCK-UP AGREEMENT


MedSolutions, Inc.
12750 Merit Drive, Suite 770
Dallas, Texas   75251

Dear Sirs:

     The undersigned, a shareholder of MedSolutions, Inc., (the "Company"), understands that the Company has filed with the Securities and Exchange Commission ("SEC") a Form 10-SB (the "Form 10-SB") pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and as a result thereof the Company has become a fully reporting Company under the Exchange Act, thus creating the statutory foundation for the development of a public market for the Company's common stock, par value $.001 per share (the "Common Stock"). The Company's management believes that the Company soon will be in a position to have the trading of the Common Stock quoted on the OTC Bulletin Board(R), after certain steps are completed, including the execution of this Lock-Up Agreement by a sufficient number of the Company's shareholders. In recognition of the benefit that the quotation of the trading of the Common Stock would confer upon the undersigned as a shareholder of the Company, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the undersigned agrees with the Company that, except for the "Allowable Transactions" defined herein, during the period of twelve (12) months following the date on which the Common Stock is initially quoted on the OTC Bulletin Board(R) or other national exchange (the "Effective Date"), the undersigned will not, without the prior written consent of the Company, directly or indirectly, with regard to shares of Common Stock held by the undersigned on the Effective Date but not shares of Common Stock acquired thereafter, (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant for the sale of, or otherwise dispose of hypothecate, or transfer any shares of Common Stock or any securities convertible into or exchangeable or exercisable for Common Stock, or request that the Company file any registration statement under the Securities Act of 1933, as amended, with respect to any of the foregoing or (ii) enter into any swap or any other agreement or any transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of the Common Stock, whether any such swap or transaction is to be settled by delivery of Common Stock or other securities, in cash or otherwise (collectively the "Lock-Up Provisions").

     The Company's consent, however, is not required for the following transfers (the "Allowable Transactions"): (a) after the expiration of one year from the Effective Date, 20% of the shares of Common Stock owned by the undersigned will no longer be subject to the Lock-Up Provisions; (b) after the expiration of 90 days following the completion of one year from the Effective Date, 40% of the shares of Common Stock owned by the undersigned will no longer be subject to the Lock-Up Provisions; (c) after the expiration of 180 days following the completion of one year from the Effective Date, 60% of the shares of Common Stock owned by the undersigned will no longer be subject to the Lock-Up Provisions; (d) after expiration of 270 days following the completion of one year from the Effective Date, 80% of the shares of Common Stock owned by the undersigned will no longer be subject to the Lock-Up Provisions; (e) after expiration of two years from the Effective Date, 100% of the shares of Common Stock owned by the undersigned will no longer be subject to the Lock-Up Provisions; (f) a bona fide gift or gifts made by the undersigned, provided that the donee of such shares of Common Stock or securities convertible into or exchangeable or exercisable for any shares of Common Stock agree in writing to be bound by the terms of this letter agreement prior to such gift; (g) a distribution to partners or stockholders of the undersigned (and to any direct or indirect partner or stockholder thereof), provided that the ultimate distributees of such shares of Common Stock or securities convertible into or exchangeable or exercisable for any shares of Common Stock agree in writing to be bound by the terms of this letter agreement prior to such distribution; or
(h) transfers, without consideration, of shares of Common Stock or securities convertible into or exchangeable or exercisable for any shares of Common Stock to family members or to one or more trusts established for the benefit of one or more family members, provided that the transferee of such shares of Common Stock or securities convertible into or exchangeable or exercisable for any shares of Common Stock agree in writing to be bound by the terms of this letter agreement prior to such transfer. The undersigned further agrees for the Company to place a restrictive legend on any share certificates representing shares of Common Stock that are subject to the Lock-Up Provisions, and to place stop-transfer orders with the Company's transfer agent in order to prevent the transfer of shares of Common Stock in contravention of the Lock-Up Provisions. This letter agreement, once executed by the undersigned shareholder of the Company, shall supersede and replace in its entirety any prior lock-up arrangement the shareholder may have entered into with the Company.



                                            Very truly yours,

                                            SHAREHOLDER:

                                            ABELE-KERR INVESTMENTS, LLC


                                            By:
                                                --------------------------------
                                            Name:
                                                  ------------------------------
                                            Title:
                                                   -----------------------------
                                            Date:
                                                  ------------------------------

                                            MEDSOLUTIONS, INC.



                                            By:_________________________________
                                               Matthew H. Fleeger, President/CEO

                                    EXHIBIT E

             FORM OF NON-COMPETITION AND NON-SOLICITATION AGREEMENT

                               CONFIDENTIALITY AND

                            NON-COMPETITION AGREEMENT

     This Confidentiality and Non-competition Agreement (the "Agreement") is made and entered into as of ___________, 2006, by and between ______________________________, an individual (the "SteriLogic Representative"), and MedSolutions, Inc., a Texas corporation (the "Company").

                                    RECITALS:

     A. The Company is acquiring by way of merger (the "Merger") the assets and liabilities of SteriLogic Waste Systems, Inc. ("SteriLogic"), as set forth in that certain Merger Agreement and Plan of Reorganization, dated __________, 2006, (the "Merger Agreement") between the Company, SteriLogic Acquisition Subsidiary, Inc., SteriLogic and the Shareholders (as such term is defined in the Merger Agreement) signatory thereto. This Agreement is ancillary to and part of such Merger Agreement.

     B. The SteriLogic Representative is an officer, director, shareholder and/or employee of SteriLogic.

     C. The SteriLogic Representative is intimately familiar with confidential information and trade secrets of SteriLogic. The SteriLogic Representative is also in a position to affect the goodwill associated with SteriLogic's business. Further, the SteriLogic Representative acknowledges that the Company is acquiring such confidential information, trade secrets, and goodwill of SteriLogic pursuant to the Merger Agreement.

     D. The SteriLogic Representative's access to and knowledge of proprietary and confidential information, trade secrets, and goodwill of SteriLogic will present the SteriLogic Representative with the opportunity to benefit himself and others wrongly at the expense of the Company, its customers, and SteriLogic, if the SteriLogic Representative does not abide by the terms of this Agreement. If the SteriLogic Representative were to compete with the Company, it would be highly unlikely that the SteriLogic Representative could do so without misappropriating for himself or for any competing employer information obtained through his employment with the Company or SteriLogic, thereby causing irreparable harm to the business of the Company.

     E. The SteriLogic Representative will receive, directly or indirectly, financial consideration from the Company as a result of the Merger Agreement, given SteriLogic Representative's position as a member of the sole shareholder of SteriLogic.

     F. In addition to this Agreement, the SteriLogic Representative may be entering into an employment or consulting agreement with the Company as part of the Merger Agreement. If so, this Agreement is ancillary to such employment or consulting agreement.

     G. For purposes of this Agreement, the term "Company" shall mean and include the Company and its affiliates, and all of their direct and indirect subsidiaries.

                                   AGREEMENTS:

     THEREFORE, in exchange for the consideration contained herein, as well as the consideration contained in the Merger Agreement inuring to the SteriLogic Representative's benefit as a result of such agreement, and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the SteriLogic Representative agrees with the Company as follows:

                                    ARTICLE I

                     CONFIDENTIALITY OF COMPANY INFORMATION

     Confidentiality Agreement. The SteriLogic Representative acknowledges that, during the negotiation of the Merger Agreement, during the course of his employment with, management of or ownership of the SteriLogic, and during the course of his employment or consulting relationship with the Company, if any, the SteriLogic Representative has or will become privy to certain Confidential Information (hereinafter defined) of the Company and/or SteriLogic and the SteriLogic Representative agrees that he shall not, without the prior written consent of the Company, at any time, whether before, during, or after the term of his employment with the Company, if applicable, except as required to perform his duties of employment with the Company, use, disseminate, disclose, or communicate any Confidential Information to any person or entity inside or outside the United States. As used herein, the term "Confidential Information" means: (i) all information about the Company disclosed or made known to the SteriLogic Representative as a direct or indirect consequence of or through the Merger Agreement, (ii) all information about SteriLogic disclosed or made known to the SteriLogic Representative during the course of his employment with, management of or ownership of SteriLogic, and (iii) all information about the Company disclosed or made known to the SteriLogic Representative during the course of his employment or consulting with the Company, that is not generally known in the industries in which the Company or any of its affiliates or subsidiaries is or may become engaged, including, but not limited to, information about: (A) financial position, product line, customers, suppliers, and market; (B) profit margins, pricing techniques, or pricing information as to both purchase prices from suppliers and sale prices to customers; (C) past, present, or future plans with respect to the business of the Company; (D) bids, negotiations, or techniques in bidding or negotiating, pursuant to supplier, wholesaler, customer or other contracts; (E) current or future Company advertising or promotion plans or programs; (F) any Company system, procedure, or administrative operations; (G) Company's structure, employees, or processes; and (H) present or future plans for the extension of the present business or commencement of a new business by the Company or any subsidiary or division of the Company. Confidential information shall exclude information that: (w) is already known by the receiving party prior to disclosure by the other party from a source other than the disclosing party and not under a duty of confidentiality to the Company, (x) is in the public domain, (y) ceases to be confidential through no fault of the receiving party, or (z) is independently developed by the receiving party.

                                   ARTICLE II

                            NON-COMPETITION COVENANTS

     2.01 Term of Non-Competition. The "Term of Non-Competition" means the period beginning on the date hereof and continuing for a period of two years following the date that the Merger becomes effective pursuant to the Merger Agreement.

     2.02 No Business Competition. During the Term of Non-Competition, the SteriLogic Representative will not, in the States of Texas , Oklahoma,
Louisiana, Arkansas, Kansas, Missouri, New York, New Jersey, Connecticut, Massachusetts, Delaware, Pennsylvania, New Hampshire, Vermont and Rhode Island, own, manage, operate, join, control or participate in, directly or indirectly, or be a partner or shareholder of (except for shares in the Company), any business engaged in the (A) regulated medical waste transportation business, and
(B) sharps management business (collectively, the "Competing Businesses"), and the SteriLogic Representative shall not render assistance or advice to any person which is so engaged; provided however, that the passive ownership of less than 5% of the equity securities of a publicly-traded company that is involved in any of the foregoing businesses shall be permissible under this Section 2.02.

     2.03 No Solicitation of Company's Customers. During the Term of Non-Competition, the SteriLogic Representative shall not induce, request, advise, attempt to influence, or solicit, directly or indirectly, any person or entity that is an actual or prospective customer of the Company at any time during the Term of Non-Competition to buy products or services from a competing business. It is understood that this Section 2.03 shall be in addition to and not construed as a limitation upon any other covenant in Article II hereof.

         2.04 No Solicitation of Employees. During the Term of Non-Competition, the SteriLogic Representative hereby agrees not to induce, directly or indirectly, any person who is an employee of the Company to leave the employment of the Company.

     2.05 Tolling of Term. If, during any calendar month within the Term of Non-Competition, the SteriLogic Representative is not in compliance with the terms of this Article II, the Company shall provide the SteriLogic Representative with notice of such non-compliance and shall be entitled to, among other remedies, compliance by the SteriLogic Representative with the terms of this Article II for an additional number of calendar months that equals the number of calendar months during which such noncompliance occurred. The term "Term of Non-Competition" shall also include this additional period.

     2.06 Reasonableness of Restrictions. The SteriLogic Representative acknowledges that the geographic boundaries, scope of prohibited activities, and time duration of the provisions of this Article II are reasonable and are no broader than are necessary to maintain the confidentiality of the Confidential Information and the goodwill associated with the Company's goods and services, and to protect the other legitimate business interests of the Company, including its goodwill and the intent of the Merger Agreement.

                                   ARTICLE III

                                  MISCELLANEOUS

     3.01 Continuing Obligation. If the SteriLogic Representative also has an employment or consulting agreement with the Company, the SteriLogic Representative's obligations under this Agreement shall continue whether or not the SteriLogic Representative's employment or consulting with the Company shall be terminated voluntarily or involuntarily, with or without cause, and whether or not the SteriLogic Representative or the Company breaches the employment or consulting agreement between the SteriLogic Representative and the Company, if any.

     3.02 Parties Bound. This Agreement shall be binding upon the SteriLogic Representative, the SteriLogic Representative's heirs, executors, administrators, and assigns and shall inure to the benefit of the Company, its successors, and assigns.

     3.03 Counterparts. This Agreement may be executed in multiple counterparts, including by facsimile signature, each of which shall be deemed to be an original but all of which together shall constitute one and the same instrument.

     3.04 Waiver. The Company may waive compliance with any of the agreements or conditions contained herein. Any agreement on the part of the Company to any such waiver shall be valid only if set forth in an instrument in writing signed by the Company.

     3.05 Entirety and Amendments. This Agreement constitutes the entire understanding between the parties with respect to the subject matter hereof, supersedes all prior agreements or understandings relating to the subject matter hereof, and may be modified or amended only by an instrument in writing executed by the parties hereto.

     3.06 Headings. The heading contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

     3.07 Governing Law. THE LAW OF THE STATE OF NEW YORK WILL GOVERN THE INTERPRETATION, VALIDITY AND EFFECT OF THIS AGREEMENT WITHOUT REGARD TO THE PLACE OF EXECUTION OR THE PLACE OF PERFORMANCE THEREOF.

     3.08 Invalid Provisions and Request for Reformation. If any provision of this Agreement (including, without limitation, any provision relating to the activities covered by, or time period of, the non-competition covenants of
Article II) is held to be illegal, invalid, or unenforceable under present or future laws effective during the term hereof, such provision shall be fully severable; this Agreement shall be construed and enforced as if such illegal, invalid, or unenforceable provision had never comprised a part hereof; and the remaining provisions shall remain in full force and effect and shall not be affected by the illegal, invalid, or unenforceable provision or by its severance herefrom. Furthermore, in lieu of such illegal, invalid, or unenforceable provision, there shall be added automatically as a part of this Agreement a provision as similar in terms to such illegal, invalid, or unenforceable provision as may be possible that is legal, valid, and enforceable, and the Company hereby requests the court or any arbitrator to whom disputes relating to this Agreement are submitted to reform the otherwise unenforceable covenant in accordance with the preceding provision.

            [The remainder of this page is left intentionally blank.]

     IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date first written above.



                                            MEDSOLUTIONS, INC.


                                            By:
                                               ---------------------------------
                                               Matthew H. Fleeger, President/CEO



                                            STERILOGIC REPRESENTATIVE


                                            By:_________________________________
                                               [Printed name]

                                    EXHIBIT F

                          FORM OF CONSULTING AGREEMENT

                              CONSULTING AGREEMENT

     This Agreement (this "Agreement") is made and entered effective as of _______, 2006 (the "Effective Date"), by and between MedSolutions, Inc., a Texas corporation (the "Company"), and Consular, LLC, a _____________ limited liability company (the "Consultant").

                                    RECITALS:

     A. The Company is acquiring by way of merger (the "Merger") the assets and liabilities of SteriLogic Waste Systems, Inc. ("SteriLogic"), as set forth in that certain Merger Agreement and Plan of Reorganization, dated __________, 2006, (the "Merger Agreement") between the Company, SteriLogic Acquisition Subsidiary, Inc., SteriLogic and the Shareholders (as such term is defined in the Merger Agreement) signatory thereto. This Agreement is ancillary to and part of such Merger Agreement.

     B. The principal of the Consultant is an officer, director, shareholder and/or employee of SteriLogic.

     C. The principal of the Consultant has certain skills, experience, and abilities that may be valuable to the successful transition of the business of SteriLogic to the Company and to the success of the Company's operations and future profitability;

     D. The Company desires to retain the Consultant to render certain specific consulting and advisory services for the Company on the terms and conditions set forth in this Agreement, and the Consultant desires to be retained by the Company on such terms and conditions; and

     E. The Company and the Consultant desire to set forth the terms and conditions pursuant to which the Consultant will render consulting and advisory services to the Company.

     NOW, THEREFORE, in consideration of the foregoing premises and of the mutual covenants and undertakings contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties to this Agreement hereby agree as follows:

                                    ARTICLE I

                           PERFORMANCE OF THE SERVICES

     1.01 Engagement and Duties. The Company and the Consultant hereby agree that during the Term (defined below), the Consultant shall provide such consulting services as are assigned or delegated to the Consultant by the President of the Company (the "Services") to assist in the orderly transition of the business of SteriLogic to the Company as contemplated by the Merger Agreement. During the Term (as defined below), the Consultant shall devote such business time, attention, skill and energy to the business of the Company as the President of the Company shall request in his reasonable discretion, and shall assume and perform to the best of his ability the Services. The Consultant shall report to the President of the Company during the Term.

     1.02 Term and Termination. This Agreement shall continue and be in effect from the Effective Date for a term of 12 months (the "Term").

     1.03 Remuneration. The Consultant shall submit to MedSolutions, promptly after the end of each calendar month during the Term, a detailed written invoice (a "Monthly Invoice") of all Services provided and the number of hours spent providing such Services to MedSolutions during such calendar month. In consideration for performance of the Services, the Consultant shall be paid a fee of $31.25 per hour during the Term, payable on the 10th calendar day after MedSolutions' receipt of each Monthly Invoice. The Company shall provide the Consultant with no additional compensation, benefits or insurance.

     1.04 Independent Contractor Status.

     (a) Consultant may use any ethical and lawful means necessary and appropriate to perform his obligations under this Agreement; provided, however, that in no event shall Consultant take any action that would be adverse to the business interests of the Company or that may subject Consultant or the Company to civil or criminal liability. Consultant agrees to comply in full with all applicable laws, rules and regulations and Consultant covenants and agrees that he has no undisclosed interest that would conflict in any manner with the performance of services under this Agreement. In recognition of the independent contractor status of Consultant, the Company agrees that, subject to the covenants contained in this Agreement and that certain Confidentiality and Non-Competition Agreement entered into by and between the Company and the Consultant as of the date hereof, Consultant may engage in additional activities and may allocate his time between Consultant's obligations under this Agreement and such other activities in any manner Consultant deems appropriate, so long as Consultant's obligations under this Agreement are fully satisfied. Consultant shall be responsible for all expenses incurred by the Consultant in furtherance of his provision of the Services, except for expenses that are pre-approved in writing by the Company. Consultant will have the sole right to supervise, manage, control, and direct the performance of the details incident to Consultant's duties described in this Agreement.

     (b) Consultant is and shall be an independent contractor with the sole right to supervise, manage, operate, control, and direct the performance of the details incident to Consultant's duties under this Agreement. Nothing contained in this Agreement shall be deemed or construed to create a partnership or joint venture, to create the relationships of an employer-employee or principal-agent, or to otherwise create any liability for or obligation of the Company whatsoever with respect to the indebtedness, liabilities, and obligations of Consultant or any other party. Consultant specifically understands and agrees that this Agreement shall not be deemed to grant or imply that Consultant is authorized to sign, contract, deal, or otherwise act in the name of or on behalf of the Company, except as is expressly authorized in writing by the Company. The Company shall not be obligated to maintain any insurance for Consultant, including, but not limited to, medical, dental, life, or disability insurance. Consultant stipulates and agrees that he will not be eligible for any employment benefits from the Company. To the extent Consultant employs others in providing services under this Agreement, Consultant agrees to comply with all applicable workers' compensation laws, to provide satisfactory assurances of such compliance to the Company on request, and to indemnify and hold harmless the Company from any liability or obligation in connection therewith. CONSULTANT SHALL NOT BE CONSIDERED UNDER THE PROVISIONS OF THIS AGREEMENT OR OTHERWISE AS HAVING THE STATUS OF AN EMPLOYEE OF THE COMPANY, OR AS BEING ENTITLED TO PARTICIPATE IN ANY LIFE, ACCIDENT OR HEALTH INSURANCE PLANS, PENSION, STOCK, BONUS, THRIFT OR PROFIT SHARING PLANS, WORKER'S COMPENSATION BENEFITS, VACATION/SICK LEAVE BENEFITS, OR ANY SIMILAR BENEFITS WHICH MAY BE PROVIDED BY THE COMPANY FOR ITS EMPLOYEES, AND CONSULTANT HEREBY EXPRESSLY WAIVES ANY SUCH ENTITLEMENT, IF SUCH ENTITLEMENT EXISTS OR IS DEEMED TO EXIST.

     1.05 Taxes and Withholding. The Consultant hereby acknowledges and agrees that, as an independent contractor, he is legally required to determine and pay his own estimated federal income taxes, FICA (including FICA-matching), and all applicable federal and state payroll, excise, workman's compensation, and other withholdings owed, or claimed to be owed, by Consultant by reason or arising out of Consultant's relationship with the Company pursuant to this Agreement, and Consultant shall indemnify and hold the Company harmless from and against, and shall defend the Company against, any and all losses, damages, claims, costs, penalties, liabilities, and expenses arising out of or incurred because of, incident to, or otherwise with respect to any such taxes. The Consultant further acknowledges that the Company is legally obligated, and shall endeavor to issue timely, a yearly Form 1099 to the Consultant, and a Form 1096 to the Internal Revenue Service, reporting the full amount of fees paid to the Consultant during the reporting period.

     1.06 Confidentiality, Non-Competition and Non-Solicitation. Other than such actions as are required in discharging his obligations under this Agreement in the ordinary course of business, the Consultant and his affiliates hereby agree to abide by the terms and conditions of the Confidentiality and Non-Competition Agreement entered into by between the Company and the Consultant as of the date hereof which is ancillary to this Agreement.

                                   ARTICLE II

                                  MISCELLANEOUS

     2.01 Further Assurances Each party hereto, without further consideration, shall, at the reasonable request of any other party hereto after the consummation of the transactions contemplated by this Agreement, execute and deliver any instruments of conveyance, assignment, transfer, assumption, or other instrument or document and take such other actions, as such other party may reasonably request to more effectively consummate the transactions contemplated by this Agreement.

     2.02 Severability. If any provision of this Agreement is held to be illegal, invalid, or unenforceable under any present or future law, and if the rights or obligations of either of the parties hereto would not be materially and adversely affected thereby, (a) such provisions shall be fully severable;

(b) this Agreement shall be construed and enforced as if such illegal, invalid, or unenforceable provisions had never comprised a part hereof; (c) the remaining provisions of this Agreement shall remain in full force and effect and shall not be affected by the illegal, invalid, or unenforceable provision or by its severance; (d) in lieu of such illegal, invalid, or unenforceable provision, there shall be added automatically as a part of this Agreement a legal, valid, and enforceable provision as similar in terms to such illegal, invalid, or unenforceable provision as may be possible.

     2.03 Assignment. This Agreement shall be assigned and transferred to, and shall be binding upon and shall inure to the benefit of, any successor of the Company, and any such successor shall be deemed substituted as the "Company" hereunder for all purposes. As used in this Agreement, the term "successor" shall mean any person, firm, corporation, or business entity that at any time, whether by merger, spin off, purchase, or otherwise, acquires all or substantially all of the assets or business of the Company. Notwithstanding anything contained herein to the contrary, the Parties acknowledge that this Agreement is based on the particular abilities of Consultant and may not be assigned, in whole or in part, by Consultant.

     2.04 Number and Gender of Words. Any references herein to the masculine gender, or to the masculine form of any noun, adjective, or possessive, shall be construed to include the feminine or neuter gender and form, and vice versa. Additionally, whenever used herein, the singular number shall include the plural, and the plural number shall include the singular.

     2.05 Headings. The headings contained in this Agreement are for purposes of reference only and shall not limit or otherwise affect the meaning of any of the provisions contained herein.

     2.06 GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY THE LAWS OF THE STATE OF NEW YORK WITHOUT GIVING EFFECT TO THE CHOICE OR CONFLICT OF LAWS RULES THEREOF OR OF ANY STATE.

     2.07 Legal Remedies; Specific Performance. The parties to this Agreement understand and agree that it will be impossible to measure in money the damages that may accrue to a party to this Agreement or to its heirs, personal representatives, or assigns by reason of a failure to perform any of the obligations set forth in this Agreement, and that any such money damages would be an insufficient remedy for such failure of performance. Therefore, each party hereto hereby consents to be subject to the remedy of specific performance of any provision of this Agreement if such party shall have been found to be in violation of such provision by any court of competent jurisdiction. If any party or its heirs, personal representatives, or assigns institute any action or proceeding to specifically enforce the provisions of this Agreement, any person against whom such action or proceeding is brought hereby waives the claim or defense in such action or proceeding that such party has an adequate remedy at law, and such person shall not urge in any such action or proceeding a claim or defense that such remedy at law exists.

     2.08 Court Costs and Attorneys' Fees. If any action at law or in equity, including an action for declaratory relief or an action brought under Section
2.06  hereof,  is  brought  to  enforce  or  interpret  the  provisions  of this

Agreement, the prevailing party shall be entitled to recover costs of court and reasonable attorneys' fees from the other party or parties to such action, which fees may be set by the court in the trial of such action or may be enforced in a separate action brought for that purpose, and which fees shall be in addition to any other relief that may be awarded.

     2.09 Inurement. Subject to the restrictions against transfer or assignment as herein contained, the provisions of this Agreement shall inure to the benefit of, and shall be binding on, the assigns, successors in interest, personal representatives, estates, heirs, and legatees of each of the parties hereto.

     2.10 Notices. Any notice or other communication required or permitted to be given hereunder shall be in writing and shall be sent by first class U.S. mail or facsimile transmission, or delivered by hand or by overnight or similar delivery service, fees prepaid, to the party to whom it is to be given at the address of such party set forth below or to such other address for notice as such party shall provide in accordance with the terms of this section. Except as otherwise specifically provided in this Agreement, notice so given shall, in the case of notice given by certified mail (or by such comparable method) be deemed to be given and received three business days after the time of certification thereof (or comparable act), in the case of notice so given by overnight delivery service, on the date of actual delivery, and, in the case of notice so given by facsimile transmission or personal delivery, on the date of actual transmission or, as the case may be, personal delivery.

     If to the Company:                MedSolutions, Inc.
                                       Attn: President
                                       12750 Merit Drive
                                       Park Central VII, Suite 770
                                       Dallas, Texas 75251
                                       Facsimile: (972) 931-2550

     If to the Consultant:             ---------------------------

                                       ---------------------------

                                       ---------------------------

                                       ---------------------------

                                       Facsimile: (___) ___ - ____

     2.11 Waivers. No waiver of any provision or condition of this Agreement shall be valid unless executed in writing and signed by the party to be bound thereby, and then only to the extent specified in such waiver. No waiver of any provision or condition of this Agreement shall be construed as a waiver of any other provision or condition of this Agreement, and no present waiver of any provision or condition of this Agreement shall be construed as a future waiver of such provision or condition.

     2.12 Amendment. This Agreement may be amended only by the unanimous written consent of the parties hereto.

     2.13 Entire Agreement. This Agreement contains the entire understanding between the parties hereto concerning the subject matter contained herein. There are no representations, agreements, arrangements, or understandings, oral or written, between or among the parties hereto relating to the subject matter of this Agreement that are not fully expressed herein.

     2.14 Construction of Agreement. Each party and its counsel have participated fully in the review and revision of this Agreement. Any rule of construction to the effect that ambiguities are to be resolved against the drafting party shall not apply in the interpretation of this Agreement.

     2.15 Execution. Each party to this Agreement hereby represents and warrants to the other parties hereto that such party has full power and capacity to execute, deliver, and perform this Agreement, which has been duly executed and delivered by, and which evidences the valid and binding obligation of, such party enforceable in accordance with its terms subject to applicable liquidation, conservatorship, bankruptcy, insolvency, reorganization, or similar laws affecting the enforcement of creditor's right's from time to time in effect and to general principles of equity.

     2.16 Multiple Counterparts. This Agreement may be executed in multiple counterparts, including by facsimile signature, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument.

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

     IN WITNESS WHEREOF, the parties to this Agreement have set their respective hands as of the Effective Date.

                                        THE COMPANY:

                                        MEDSOLUTIONS, INC.



                                        By:
                                           -------------------------------------
                                           Matthew H. Fleeger
                                           President and Chief Executive Officer

                                        THE CONSULTANT:

                                        CONSULAR, LLC


                                        By:__________________________________
                                        William Christopher Kerr
                                        Title:

                                    EXHIBIT G

               FORM OF SUPPLY AND RIGHT OF FIRST REFUSAL AGREEMENT

                   SUPPLY AND RIGHT OF FIRST REFUSAL AGREEMENT
                   -------------------------------------------

     This Supply and Right of First Refusal Agreement (this "Agreement"), executed to be effective as of August 16, 2006 (the "Effective Date"), is made and entered into by and between MedSolutions, Inc., a Texas corporation, for itself and on the behalf of its affiliates (collectively, "MedSolutions"), and Oxus Environmental, LLC, a Delaware limited liability company ("Oxus").

                                   WITNESSETH:

     WHEREAS,  MedSolutions  is  acquiring  through  a merger  transaction  (the
"Merger") the assets and liabilities of SteriLogic Waste Systems, Inc. ("SteriLogic"), as set forth in that certain Merger Agreement and Plan of Reorganization, dated of even date herewith (the "Merger Agreement") between MedSolutions, SL Acquisition Subsidiary, Inc., SteriLogic and the shareholders of SteriLogic signatory thereto. This Agreement is ancillary to and part of such Merger Agreement; and

     WHEREAS, Oxus is an affiliate of SteriLogic; and

     WHEREAS, each of MedSolutions and Oxus is required to execute and deliver to one another this Agreement as a condition precedent to the consummation of the transactions contemplated by the Merger Agreement.

     NOW, THEREFORE, in consideration of the foregoing premises and the mutual undertakings and covenants set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties to this Agreement hereby agree as follows:

                                    ARTICLE I
                                    ---------

     1.01 Supply of Products and Services. During the period beginning on the Effective Date and ending on the third anniversary thereof, MedSolutions hereby grants Oxus the right to purchase products and services from MedSolutions of the nature offered by SteriLogic's Systems division prior to the Merger, solely to the extent that MedSolutions continues to offer such products and services for sale, at MedSolutions' cost plus 15%; provided, however, that Oxus shall only purchase such products and services for use in connection with Oxus' Maine operating division. In the event that Oxus uses such products and services for purposes other than in connection with Oxus' Maine operating division,
MedSolutions shall have the right, exercisable in its sole discretion, to terminate its any or all of its obligations pursuant to this Section 1.01 at any time. In the event of the consummation of a Transaction (as such term is defined in Section 2.01 hereof), MedSolutions shall have the right, exercisable in its sole discretion, to terminate its any or all of its obligations pursuant to this
Section 1.01 at any time on or after the date of consummation of such Transaction.

     1.02 Lease of PIWS Mobile Treatment Unit. During the period beginning on the Effective Date and ending on the third anniversary thereof, MedSolutions hereby grants Oxus the right to lease one (1) PIWS mobile treatment unit from

MedSolutions on terms mutually acceptable to MedSolutions and Oxus, including without limitation, terms providing for a flat monthly usage fee for such unit and an additional variable fee based on pounds processed through such unit; provided, however, that Oxus shall only use such unit in connection with Oxus' Maine operating division. In the event that Oxus uses such unit for purposes other than in connection with Oxus' Maine operating division, MedSolutions shall have the right, exercisable in its sole discretion, to terminate its any or all of its obligations pursuant to this Section 1.02 at any time. Oxus may exercise its right to lease such unit pursuant to this Section 1.02 by providing written notice to MedSolutions of its election to exercise such right. In the event of the consummation of a Transaction, MedSolutions shall have the right, exercisable in its sole discretion, to terminate its obligations pursuant to this Section 1.02 at any time on or after the date of consummation of such Transaction.

                                   ARTICLE II

     2.01 Right of First Refusal. For the 36-month period immediately succeeding the Effective Date, in the event that Oxus or its members receive or negotiate a bona fide, noncollusive offer (the "Offer") with or from any independent third party (an "Offeror") to acquire all or substantially all of the capital stock of Oxus or Oxus' assets relating to its Maine operating division, or any affiliated successor to the assets thereof, whether through a merger, consolidation, purchase, or other transaction (the "Offeror Transaction"), and Oxus or its members accept or desire to accept such Offer, Oxus hereby grants MedSolutions an exclusive and irrevocable right and option (the "Option") to acquire such stock or assets at the purchase price (subject to adjustment as set forth below) and on the terms offered by the Offeror (the "Transaction"). In the event of an Offer, Oxus shall be required to inform the Offeror of MedSolutions' Option, and shall further be required to inform the Offeror that MedSolutions reserves the right, to be exercised in MedSolutions' sole discretion, to cease selling products and services to Oxus (or its successor pursuant to the Offeror Transaction, as the case may be) in the event that MedSolutions elects not to exercise its Option. In the event of an Offer, Oxus shall provide written notice of the terms of such Offer (the "Offer Notice") to MedSolutions within three days of its receipt of such Offer, providing the name of the Offeror, the amount and/or nature of the capital stock or assets which the Offer is for, the Offer price, proof the Offer was made, any other material terms of the Offer and the structure of the Offeror Transaction. MedSolutions shall have 30 days (the "Exercise Period") from the date of its receipt of the Offer Notice from Oxus (the "Offer Notice Date") to exercise its Option by providing written notice of its exercise of such Option to Oxus (the "Exercise Notice"). Any failure by MedSolutions to provide an Exercise Notice to Oxus during the Exercise Period shall constitute a rejection of the Option and Oxus shall be entitled to consummate the Offeror Transaction with the Offeror on terms and conditions not less favorable to Oxus than those described in the Offer Notice. In the event of MedSolutions' timely delivery to Oxus of an Exercise Notice, Oxus and MedSolutions shall have 60 days from the date of delivery of the Exercise Notice to Oxus to negotiate in good faith and execute a definitive agreement on substantially the same terms and conditions as set forth in the Offer Notice for the acquisition of the capital stock or assets related to the Offer and to consummate such acquisition; provided, however, that the purchase price offered to Oxus or its members in connection with the Offer shall be appropriately adjusted such that the purchase price to be paid by MedSolutions accounts for any benefit received by Oxus on account of the discounted products and services


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

sold to Oxus by MedSolutions pursuant to Article I of this Agreement. In the event that MedSolutions delivers the Exercise Notice within the Exercise Period, but the parties fail to consummate the Transaction within such 60-day period due to the sole fault of MedSolutions, Oxus shall be entitled to enter into the Offeror Transaction with the Offeror.

                                   ARTICLE II

                                  MISCELLANEOUS

     3.01 Headings. The headings of sections contained in this Agreement are for convenience only and shall not be deemed to control or affect the meaning or construction of any provision of this Agreement.

     3.02 Specific Performance. The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties hereto shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically breaches of this Agreement and to enforce specifically the terms and provisions hereof in any court of the United States or any state having jurisdiction, this being in addition to any other remedy to which they are entitled at law or in equity.

     3.03 GOVERNING LAW; VENUE. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT GIVING EFFECT TO THE CONFLICT OF LAWS RULES OR CHOICE OF LAWS RULES THEREOF OR OF ANY STATE. VENUE FOR ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT SHALL BE PROPER EXCLUSIVELY IN THE FEDERAL OR STATE COURTS SITUATED IN THE COUNTY IN WHICH THE PRINCIPAL EXECUTIVE OFFICES OF THE RESPONDENT THERETO ARE LOCATED.

     3.04 Court Costs and Attorneys' Fees. If any action at law or in equity, including an action for declaratory relief, is brought to enforce or interpret the provisions of this Agreement, the prevailing party shall be entitled to recover costs of court and reasonable attorneys' fees from the other party or parties to such action, which fees may be set by the court in the trial of such action or may be enforced in a separate action brought for that purpose, and which fees shall be in addition to any other relief that may be awarded.

     3.05 Assignability and Binding Effect. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors, heirs, and permitted assigns. This Agreement and the rights and obligations hereunder shall not be assignable without the prior written consent of all parties hereto; provided, however, that MedSolutions may assign or delegate any or all of its rights and obligations hereunder to an affiliate at any time without the prior written consent of Oxus.


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

     3.06  Amendments.   This  Agreement  may  not  be  modified,   amended,  or
supplemented except by an agreement in writing signed by all of the parties hereto.

     3.07 Notices. All notices and other communications hereunder shall be in writing and shall be deemed given when delivered personally, telecopied (which is confirmed) or mailed by registered or certified mail (return receipt requested) to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

     If to MedSolutions:     MedSolutions, Inc.
                             12750 Merit Drive, Park Central VII, Suite 770
                             Dallas, Texas 75251
                             Attn: Matthew H. Fleeger, President & CEO
                             Facsimile: (___) ___ - ____

     With a copy to:         Steven R. Block
                             Fish & Richardson P.C.
                             1717 Main Street, Suite 5000
                             Dallas, Texas 75201
                             Facsimile: (214) 747-2091

     If to Oxus:
                             -----------------------------------

                             -----------------------------------
                             Attn:
                                   -----------------------------
                             Facsimile:
                                        ------------------------

     With a copy to:         Jeffrey B. Scheer, Esq.
                             Scolaro, Shulman, Cohen, Fetter & Burstein, PC
                             507 Plum Street, Suite 300
                             Syracuse, New York 13204
                             Facsimile: (315) 477-6272

     3.08 Third Parties. Nothing herein expressed or implied is intended or shall be construed to confer upon or give to any person other than the parties hereto and their successors, heirs or permitted assigns, any rights or remedies under or by reason of this Agreement.

     3.09 Number and Gender of Words. When the context so requires in this Agreement, words of gender shall include either or both genders and the singular number shall include the plural.

     3.10 Entire Agreement. This Agreement shall constitute the entire agreement between the parties hereto with respect to the transactions contemplated hereby and shall supersede all prior or contemporaneous negotiations, understandings and agreements. There are no representations, agreements, arrangements, or understandings, oral or written, between or among the parties hereto relating to the subject matter of this Agreement that are not fully expressed herein.

     3.11 Multiple Counterparts. This Agreement may be executed in multiple counterparts, including by facsimile signature, each of which shall be deemed to be an original but all of which together shall constitute one and the same instrument.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first above written.

                                    MEDSOLUTIONS, INC.


                                    By:     ____________________________________
                                    Name:   Matthew H. Fleeger
                                    Title:  President and CEO


                                    OXUS ENVIRONMENTAL, LLC


                                    By:     ____________________________________
                                    Name:   W.C. Kerr
                                    Title:  President




















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